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                                                           EXHIBIT 10.7

                                      [EXECUTION COPY]



                                 $220,000,000



                               CREDIT AGREEMENT


                                  dated as of


                              September 29, 1994


                                     among


                     McDonnell Douglas Finance Corporation

               McDonnell Douglas Financial Services Corporation



                            The Banks Listed Herein



                      The Chase Manhattan Bank, N.A., and

                  Morgan Guaranty Trust Company of New York,

                                   as Agents
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                     TABLE OF CONTENTS (1)


                                                        Page

                                   ARTICLE I
                                  DEFINITIONS

SECTION              1.01  Definitions  . . . . . . . . . . . . .      6
                     1.02  Accounting Terms and Determinations  .     19


                                  ARTICLE II
                                  THE CREDITS

SECTION              2.01  Commitments to Lend  . . . . . . . . .     19
                     2.02  Method of Borrowing  . . . . . . . . .     21
                     2.03  Notes  . . . . . . . . . . . . . . . .     22
                     2.04  Maturity of Loans  . . . . . . . . . .     23
                     2.05  Interest Rates . . . . . . . . . . . .     24
                     2.06  Commitment Fees  . . . . . . . . . . .     24
                     2.07  Optional Termination or Reduction of
                           Commitments  . . . . . . . . . . . . .     24
                     2.08  Mandatory Termination
                           of Commitments . . . . . . . . . . . .     24
                     2.09  Optional Prepayments . . . . . . . . .     24
                     2.10  General Provisions as
                           to Payments  . . . . . . . . . . . . .     25
                     2.11  Funding Losses . . . . . . . . . . . .     25
                     2.12  Computation of Interest and Fees . . .     26
                     2.13  Regulation D Compensation  . . . . . .     26


                                  ARTICLE III
                                  CONDITIONS

SECTION 3.01         Closing  . . . . . . . . . . . . . . . . . .     26
                     3.02  Borrowings . . . . . . . . . . . . . .     27

___________
(1) The Table of Contents is not a part of this Agreement.
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                                                        Page

                                  ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES
                                OF THE COMPANY

SECTION 4.01         Corporate Existence and Power  . . . . . . .     27
                     4.02  Corporate and Governmental
                           Authorization; No Contravention  . . .     28
                     4.03  Binding Effect . . . . . . . . . . . .     28
                     4.04  Financial Information  . . . . . . . .     28
                     4.05  Litigation . . . . . . . . . . . . . .     29
                     4.06  Compliance with ERISA  . . . . . . . .     29
                     4.07  Environmental Matters  . . . . . . . .     29
                     4.08  Taxes  . . . . . . . . . . . . . . . .     29
                     4.09  Subsidiaries . . . . . . . . . . . . .     29
                     4.10  Not an Investment Company  . . . . . .     29
                     4.11  Disclosure . . . . . . . . . . . . . .     30


                                   ARTICLE V
                                   COVENANTS

SECTION 5.01         Information  . . . . . . . . . . . . . . . .     30
                     5.02  Maintenance of Property; Insurance . .     32
                     5.03  Conduct of Business and
                           Maintenance of Existence . . . . . . .     32
                     5.04  Compliance with Laws . . . . . . . . .     32
                     5.05  Inspection of Property,
                           Books and Records  . . . . . . . . . .     33
                     5.06  Consolidations, Mergers and
                           Sales of Assets  . . . . . . . . . . .     33
                     5.07  Adjusted Debt  . . . . . . . . . . . .     33
                     5.08  Minimum Net Worth  . . . . . . . . . .     33
                     5.09  Dividends  . . . . . . . . . . . . . .     33
                     5.10  Payments to MDC  . . . . . . . . . . .     34
                     5.11  Limitation on Operating Leases . . . .     35
                     5.12  Negative Pledge  . . . . . . . . . . .     35
                     5.13  Use of Proceeds  . . . . . . . . . . .     37
                     5.14  Transactions with Affiliates . . . . .     37


                                  ARTICLE VI
                                   DEFAULTS

SECTION 6.01         Events of Default  . . . . . . . . . . . . .     38
                     6.02  Notice of Default  . . . . . . . . . .     39
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                                  ARTICLE VII
                                  THE AGENTS

SECTION 7.01         Appointment and Authorization  . . . . . . .     40
                     7.02  Agents and Affiliates  . . . . . . . .     40
                     7.03  Action by Agents . . . . . . . . . . .     40
                     7.04  Consultation with Experts  . . . . . .     40
                     7.05  Liability of Agents  . . . . . . . . .     40
                     7.06  Notice of Defaults . . . . . . . . . .     40
                     7.07  Indemnification  . . . . . . . . . . .     41
                     7.08  Credit Decision  . . . . . . . . . . .     41
                     7.09  Successor Agents . . . . . . . . . . .     41
                     7.10  Agents' Fees . . . . . . . . . . . . .     41


                                 ARTICLE VIII
                            CHANGE IN CIRCUMSTANCES

SECTION 8.01         Basis for Determining Interest
                           Rate Inadequate or Unfair  . . . . . .     41
                     8.02  Illegality . . . . . . . . . . . . . .     42
                     8.03  Increased Cost and Reduced Return  . .     42
                     8.04  Taxes  . . . . . . . . . . . . . . . .     43
                     8.05  Domestic Loans Substituted for
                           Affected Euro-Dollar Loans . . . . . .     44
                     8.06  Determinations to be Reasonable and
              Not Discriminatory  . . . . . . . . . . . . . . . .     45


                                  ARTICLE IX
                                   GUARANTY

SECTION 9.01          The Guaranty  . . . . . . . . . . . . . . .     45
                     9.02   Guaranty Unconditional  . . . . . . .     45
                     9.03   Discharge Only Upon Payment
                            In Full; Reinstatement In
                            Certain Circumstances . . . . . . . .     46
                     9.04   Waiver by the Company . . . . . . . .     46
                     9.05   Subrogation . . . . . . . . . . . . .     46
                     9.06   Stay of Acceleration  . . . . . . . .     46
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                                   ARTICLE X
                                 MISCELLANEOUS

SECTION 10.01         Notices . . . . . . . . . . . . . . . . . .     46
                     10.02  No Waivers  . . . . . . . . . . . . .     47
                     10.03  Expenses; Indemnification . . . . . .     47
                     10.04  Sharing of Set-Offs . . . . . . . . .     47
                     10.05  Amendments and Waivers  . . . . . . .     48
                     10.06  Successors and Assigns  . . . . . . .     48
                     10.07  Collateral  . . . . . . . . . . . . .     49
                     10.08  Governing Law; Submission to
                            Jurisdiction  . . . . . . . . . . . .     49
                     10.09  Counterparts; Integration;
                            Effectiveness . . . . . . . . . . . .     50
                     10.10  WAIVER OF JURY TRIAL  . . . . . . . .     50


Pricing Schedule

Exhibit A -   Note

Exhibit B -   Opinion of Counsel for the Borrowers

Exhibit C -   Opinion of Special Counsel for the Documentation Agent

Exhibit D -   Assignment and Assumption Agreement

Exhibit E -   Form of Subordination Provisions

Exhibit F -   List of Major Subsidiaries
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                               CREDIT AGREEMENT



        AGREEMENT dated as of September 29, 1994 among MCDONNELL DOUGLAS FINANCE CORPORATION, MCDONNELL DOUGLAS FINANCIAL SERVICES CORPORATION, the BANKS listed on the signature pages hereof, and THE CHASE MANHATTAN BANK, N.A., and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agents.

                                  WITNESSETH:

        WHEREAS, McDonnell Douglas Finance Corporation (with its successors, the "Company") desires to enter into a revolving credit agreement under which it may from time to time borrow amounts not exceeding $220,000,000 in aggregate outstanding principal amount; and

        WHEREAS, McDonnell Douglas Financial Services Corporation (with its successors, "MDFS") desires to be able to borrow up to $16,000,000 of the $220,000,000 available under such revolving credit agreement, and the Company is willing to guarantee MDFS's obligations in respect of such borrowings;

        NOW, THEREFORE, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

        SECTION 1.01. DEFINITIONS. The following terms, as used herein, have the following meanings:

        "Adjusted Capital Base" means, at any date, the Capital Base at such date less the sum of the following amounts at such date:

        (a) the amount by which the Receivable Value of any Receivable Obligation, less any portion of such Receivable Value guaranteed under a Qualified Guarantee, exceeds 10% of Net Tangible Assets;

        (b) the aggregate book value of all Investments of the Company and the Restricted Subsidiaries in Unrestricted Subsidiaries;

        (c)  the greater of:

             1.  the sum of:

        (x) the amount (if any) by which (i) 33% of the aggregate Receivable Value of all Receivable Obligations, with respect to which any principal, interest, lease payment, fee or other obligation of the obligor thereon is due and unpaid for 60 days or more, exceeds (ii) the sum of the portion of such aggregate Receivable Value guaranteed under Qualified Guarantees plus the Allowance for Losses on Financing Receivables,

        (y) the amount (if any) by which (i) 33% of the aggregate value (as reflected in the relevant Financial Statements) of assets classified as "Equipment Held for Sale or Lease" exceeds (ii) the sum of the book value
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   of any amounts guaranteed under Qualified Guarantees relating to such assets plus 2% of Net Tangible Assets; PROVIDED that the foregoing calculation shall be made as of the end of each of the two most recently ended Fiscal Quarters and only the lesser of the two excess amounts so calculated shall be deducted pursuant to this clause (y), and

        (z) the amount (if any) by which (i) 33% of the aggregate Receivable Value of all Receivable Obligations with respect to which any principal, interest, lease payment, fee or other obligation of the obligor thereon has been deferred, refinanced, or rescheduled exceeds (ii) the sum of the portion of such aggregate Receivable Value guaranteed under Qualified Guarantees plus the Allowance for Losses on Financing Receivables; or

             2. the amount (if any) by which (i) the sum of the amounts described in subclauses 1(x)(i), 1(y)(i) and 1(z)(i) above exceeds (ii) the sum of the Allowance for Losses on Financing Receivables plus 3-1/2% of Net Tangible Assets plus the sum of all amounts deducted in respect of Qualified Guarantees pursuant to clauses 1(x)(ii), 1(y)(ii) and 1(z)(ii) above;

        (d) the amount (if any) by which (1) the aggregate Receivable Value of all Foreign Receivable Obligations exceeds (2) the sum of the portion of such Receivable Value guaranteed pursuant to Qualified Guarantees plus 45% of Net Tangible Assets; and

        (e) the amount (if any) by which (1) the book value of equipment leased to third parties under operating leases, less the present value (discounted at a rate of 8% per annum, compounded at the frequency at which Net Rental Payments are payable thereunder) of the Net Rental Payments due during the remaining non-cancelable terms of such leases, exceeds (2) the book value of all amounts guaranteed under Qualified Guarantees relating to such equipment plus 25% of Net Tangible Assets, and

        (f) the aggregate value of all patents, copyrights, trademarks, trade names, franchises, good will, experimental expenses and other similar intangibles.

In so making deductions from Capital Base to determine Adjusted Capital Base,
(1) excesses deducted as a result of any one of the foregoing clauses (a) through (f) shall be excluded from the amount of the applicable Receivable Obligations in applying any other of such clauses and (2) the value of Investments in Unrestricted Subsidiaries shall be the amount thereof reflected in the Company's most recent Financial Statements.

        "Adjusted Debt" means, without duplication:

        (a) all indebtedness (except Subordinated Debt) of the Company or any Restricted Subsidiary (after eliminating all indebtedness among the Company and the Restricted Subsidiaries) for borrowed money or evidenced by a bond, debenture, promissory note or other similar written obligation to pay money;

        (b) the present value of all amounts payable by the Company or any Restricted Subsidiary (after eliminating all indebtedness among the Company and the Restricted Subsidiaries) under any lease or under any other arrangement for retention of title (discounted at the actual percentage rate implicit in such lease or other arrangement, compounded at the
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   frequency at which net rental payments are payable thereunder, as determined in good faith by the Company) if such lease or other arrangement is in substance (i) a capital lease, (ii) an arrangement for the retention of title for security purposes or (iii) an installment purchase;

        (c) the aggregate amount of discounted Net Rental Payments described in Section 5.11;

        (d) the amount by which the aggregate outstanding principal amount of all Subordinated Debt exceeds 50% of Net Worth; and

        (e) the amount by which the aggregate amount of all Guaranties of the Company and the Restricted Subsidiaries exceeds 25% of Net Worth.

        "Administrative Agent" means The Chase Manhattan Bank, N.A., in its capacity as administrative agent for the Banks hereunder, and its successors in such capacity.

        "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Administrative Agent, duly completed by such Bank and submitted to the Administrative Agent (with copies to the Borrowers).

        "Affiliate" means, with respect to any corporation, a Person (other than a direct or indirect subsidiary of such corporation) (1) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such corporation, (2) which beneficially owns or holds 5% or more of any class of the voting stock of such corporation or (3) 5% or more of the voting stock (or in the case of a Person that is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by such corporation or a direct or indirect subsidiary of such corporation. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

        "Agents" means the Administrative Agent and the Documentation Agent, and "Agent" means either of the foregoing.

        "Allowance for Losses on Financing Receivables" means, at any time, the Allowance for Losses on Financing Receivables as set forth in the most recent Financial Statements of the Company.

        "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Domestic Loans, its Domestic Lending Office and (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office.

        "Assignee" has the meaning set forth in Section 10.06(c).

        "Bank" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 10.06(c), and their respective successors.

        "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.
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        "Base Rate Loans" means loans which bear interest at the Base Rate.

        "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

        "Borrower" means the Company or MDFS, as the context may require, and "Borrowers" means both of the foregoing.

        "Borrowing" means a borrowing hereunder consisting of Loans made by the Banks to the same Borrower at the same time and for the same interest period pursuant to Article II. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (E.G., a "Domestic Borrowing" is a Borrowing comprised of Domestic Loans, while a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans) or by reference to the provisions of Article II under which participation therein is determined (E.G., a "Syndicated Borrowing" is a Borrowing under Section 2.01(a) or 2.01(c) in which all Banks participate in proportion to their Syndicated Commitments, while a "Swingline Borrowing" is a Borrowing under Section 2.01(b) in which one or both Swingline Banks participate in an amount up to their respective Swingline Commitments).

        "Capital Base" means the sum of Net Worth plus Subordinated Debt; PROVIDED that Capital Base shall not include any amount of Subordinated Debt in excess of 50% of Net Worth.

        "Chase" means The Chase Manhattan Bank, N.A.

        "Closing Date" means the date on or after the Effective Date on which the Documentation Agent shall have received the documents specified in or pursuant to Section 3.01.

        "Commitment" means a Syndicated Commitment or a Swingline Commitment and "Commitments" means the Syndicated Commitments and the Swingline Commitments or any combination of the two.

        "Company" means McDonnell Douglas Finance Corporation, a Delaware corporation, and its successors.

        "Company's 1993 Form 10-K" means the Company's annual report on Form 10-K for 1993, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

        "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles,
(v) all obligations of others secured by a Lien on any asset of such Person, whether or not such obligations have been assumed by such Person, and (vi) all obligations of others Guaranteed by such Person; PROVIDED that (x) the term "Debt" shall not include any Non-Recourse Debt and (y) the obligations of others referred to in clauses (v) and (vi) of this definition shall be limited
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to the types of obligations described in clauses (i) to (iv), inclusive, of this definition.

        "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

        "Derivatives Obligations" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

        "Documentation Agent" means Morgan Guaranty Trust Company of New York, in its capacity as documentation agent for the Banks hereunder, and its successors in such capacity.

        "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York or Los Angeles, California are authorized by law to close.

        "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrowers and the Administrative Agent.

        "Domestic Loan" means a Syndicated Loan to be made by a Bank as a Domestic Loan pursuant to the applicable Notice of Syndicated Borrowing or
Article VIII.

        "D&P" means Duff and Phelps Credit Rating Company.

        "Effective Date" means the date this Agreement becomes effective in accordance with Section 10.09.

        "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

        "ERISA Affiliate" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as a Borrower or is under common
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control (within the meaning of Section 414(c) of the Internal Revenue Code)
with a Borrower.

        "ERISA Group" means each Borrower, any Subsidiary of such Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with such Borrower or any Subsidiary of such Borrower, are treated as a single employer under Section 414 (b) and (c) of the Internal Revenue Code.

        "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in U.S. dollar deposits) in London.

        "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrowers and the Administrative Agent.

        "Euro-Dollar Loan" means a Syndicated Loan to be made by a Bank as a Euro-Dollar Loan pursuant to the applicable Notice of Syndicated Borrowing.

        "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion U.S. dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

        "Event of Default" has the meaning set forth in Section 6.01.

        "Existing Credit Agreements" means the Credit Agreement dated as of January 29, 1988 among the Company, the banks listed on the signature pages thereof and Chase, as Agent, and the Credit Agreement dated as of December 20, 1993 among the Company, MDFS, the banks listed on the signature pages thereof and The Bank of New York, Chase and Morgan, as Agents, as amended.

        "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, PROVIDED that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Chase on such day on such transactions as determined by the Administrative Agent.

        "Finance Business" means any one or more of the following: (i) the business of leasing equipment or other personal property to third parties,
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(ii) the business of making loans, (iii) the business of purchasing or selling notes or other receivables, (iv) such other business as may be incidental to any of the foregoing, (v) the business of acting as insurance agent or broker (but not the writing of insurance) and (vi) any other business of essentially a financial nature which may at the time be engaged in by finance or leasing companies similar to and competing with the Company and the Restricted Subsidiaries.

        "Financial Statements" means the consolidated financial statements of the Company and its consolidated Subsidiaries referred to in Section 4.04 and any consolidated financial statements of the Company and its consolidated Subsidiaries supplied to the Banks pursuant to 5.01.

        "Foreign Receivable Obligation" means any Receivable Obligation with respect to which the obligor is incorporated or organized under the laws of a jurisdiction other than the United States or a State thereof or has its principal place of business in any such jurisdiction.

        "Guarantee" means any obligation of the Company or any Restricted Subsidiary (after eliminating all inter-company items among the Company and the Restricted Subsidiaries), guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other party (the "primary obligor") in any manner (other than an endorsement for collection or deposit in the ordinary course of business), whether directly or indirectly, including any portion of the face value of any note or lease receivable or account receivable sold with recourse and obligations incurred through an agreement, contingent or otherwise, by the Company or any Restricted Subsidiary:

        (a) to purchase such indebtedness or obligation or any property or assets constituting security therefor;

        (b)  to advance, supply or otherwise make available funds

             (i) for the purchase or payment of such indebtedness or obligation, or

             (ii) to maintain working capital or other balance sheet condition or any income statement condition;

        (c) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of the primary obligor to make payment of the indebtedness or obligation; or

        (d) otherwise to assure the owner of the indebtedness or obligations of the primary obligor against loss in respect thereof.

The term "Guarantee" used as a verb has a corresponding meaning.

        "Hazardous Substances" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

        "Indemnitee" has the meaning set forth in Section 10.03(b).

        "Intangible Assets" means:
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

        (1) deferred charges (including prepaid expenses and unamortized debt discount and expense), other than prepaid insurance and prepaid taxes; and

        (2) patents, copyrights, trademarks, trade names, franchises, good will, experimental expenses and other similar intangibles.

        "Interest Period" means: (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending 1, 2, 3 or 6 months thereafter, as the relevant Borrower may elect in the applicable Notice of Borrowing; PROVIDED that:

        (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

        (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

        (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

        (2) with respect to each Domestic Borrowing, the period commencing on the date of such Borrowing and ending 30 days thereafter; PROVIDED that:

        (a) any Interest Period (other than an Interest Period determined pursuant to clause (b) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

        (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

        "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

        "Investment" means any investment, whether made in cash or by transfer of property or otherwise, and whether made by acquisition of stock, indebtedness or other obligation or security, or by loan, advance or capital contribution or otherwise.

        "LIBOR Margin" has the meaning set forth in Section 2.05(b).

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For purposes of this Agreement, the Company or any Restricted Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

        "Loan" means a Domestic Loan or a Euro-Dollar Loan or a Swingline Loan and "Loans" means Domestic Loans or Euro-Dollar Loans or Swingline Loans or any combination of the foregoing.

        "London Interbank Offered Rate" has the meaning set forth in Section 2.05(b).

        "Material Financial Obligations" means Debt (other than the Notes) and/or payment obligations (valued at the net termination value of such obligations) in respect of Derivatives Obligations of MDFS, the Company and/or one or more Subsidiaries of the Company, arising in one or more related or unrelated transactions, in an aggregate principal amount exceeding $10,000,000.

        "MDC" means McDonnell Douglas Corporation, a Maryland corporation, and its successors.

        "MDFS" means McDonnell Douglas Financial Services Corporation, a Delaware corporation, and its successors.

        "Moody's" means Moody's Investors Service, Inc.

        "Morgan" means Morgan Guaranty Trust Company of New York.

        "Multiemployer Plan" means a Plan defined as such in Section 3(37) of ERISA to which contributions have been made by a Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

        "Net Rental Payments" means, with respect to any operating lease for any period, the sum of the rental and other payments required to be paid for such period by the lessee thereunder, excluding any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges.

        "Net Tangible Assets" means, at any date, the consolidated assets of the Company and its consolidated Subsidiaries less their consolidated Intangible Assets, all determined at such date.

        "Net Worth" means, at any date, the sum of (i) the consolidated shareholder's equity of the Company and (ii) any preferred stock of the Company (up to a maximum amount of $50,000,000) that is not otherwise included in such consolidated shareholder's equity and is not redeemable at the option of the holder or pursuant to any mandatory redemption requirement prior to the date which is 30 days after the Termination Date, all as recorded in the Company's most recent Financial Statements.

        "Non-Recourse Debt" means at any time any obligation secured by a Lien on one or more assets of the obligor where the rights and remedies of the holder of such obligation in respect of such obligation do not extend to any other assets of the obligor. Notwithstanding the foregoing, an obligation shall not fail to constitute Non-Recourse Debt by reason of the inclusion in any document evidencing, governing, securing or otherwise relating to such obligation of provisions to the effect that the obligor shall be liable, beyond the assets securing such obligation, for (i) misapplied moneys, including without limitation insurance and condemnation proceeds and security deposits, (ii) indemnification by the obligor in favor of the holder of such obligation and its affiliates in respect of liabilities to third parties, including without limitation environmental liabilities, (iii) breaches of customary representations and warranties given to the holder of such obligation and (iv) such other similar obligations as are customarily excluded from the provisions that otherwise limit the recourse of commercial lenders making so-called "non-recourse" loans to institutional borrowers.

        "Notes" means promissory notes of a Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of such Borrower to repay the Loans made to it, and "Note" means any one of such promissory notes issued hereunder.

        "Notice of Borrowing" means a Notice of Syndicated Borrowing or a Notice of Swingline Borrowing.

        "Notice of Swingline Borrowing" has the meaning set forth in Section 2.02(b).

        "Notice of Syndicated Borrowing" has the meaning set forth in Section 2.02(a).

        "Outstanding Exposure" means, with respect to any Bank at any time, the sum of (i) the outstanding principal amount of all Syndicated Loans evidenced by the Note held by such Bank at such time and (ii) the portion of the principal amount of all Swingline Loans then outstanding which is or would be held for the account of such Bank after giving effect to the assignments and participations provided for in Section 2.01(c).

        "Parent" means, with respect to any Bank, any Person controlling such Bank.

        "Participant" has the meaning set forth in Section 10.06(b).

        "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

        "Permitted Restricted Subsidiary Debt" means Debt of any Restricted Subsidiary for money borrowed by it, other than Debt owed to the Company or another Restricted Subsidiary.

        "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

        "Plan" means an employee benefit or other plan established or maintained by the Company or any ERISA Affiliate and which is covered by Title IV of ERISA, other than a Multiemployer Plan.

        "Pricing Schedule" means the Schedule attached hereto identified as such.

        "Prime Rate" means the rate of interest announced by Chase at the Principal Office from time to time as its prime commercial lending rate.

        "Principal Office" means the principal office of Chase, as notified by Chase to the Company from time to time, which is located on the date hereof at 1 Chase Manhattan Plaza, New York, New York 10081.

        "Qualified Guarantee" means an unconditional guarantee by a guarantor described in one or more of clauses (i) through (iv) below so long as such guarantor continues to be described by one or more of such clauses:

        (i)  the Export-Import Bank of the United States;

       (ii) any bank organized under the laws of the United States or any State thereof having assets, according to its most recently published financial statements at the time the Company executed a written commitment to acquire such Receivable Obligation, exceeding $10,000,000,000 and having its outstanding long-term obligations (without third party credit support) rated BBB + or higher by S&P or Baa1 or higher by Moody's;

      (iii) MDC, PROVIDED that the portions of the Receivable Value of Receivable Obligations not deducted in determining Adjusted Capital Base as a result of the application of this clause (iii) may not exceed (x) 5% of the consolidated shareholders' equity of MDC (as shown in the most recent consolidated financial statements of MDC filed with the Securities and Exchange Commission) in the case of any single Receivable Obligation or (y) 15% of such consolidated shareholders' equity of MDC in the aggregate for all such Receivable Obligations; or

       (iv) any other Person, so long as unsecured long-term obligations of such Person (without third party credit support) have a rating of "A" (or its equivalent) or better by any of Moody's, S&P or Fitch Investor Services, Inc. (if such Person is a bank) or D&P (if such Person is not a bank), or, in each case, any successor to such rating agency satisfactory to the Company and the Documentation Agent.

        "Receivable Obligation" means any obligation (or group of obligations which constitute the liability, direct or indirect, of any one obligor or any group of obligors under common control) to the Company or any Restricted Subsidiary (including, without limitation, obligations arising under securities of a corporation which have preferential rights as to the payment of dividends or the distribution of assets on any voluntary or involuntary liquidation of said corporation), other than obligations among the Company and the Restricted Subsidiaries and among Restricted Subsidiaries, arising or incurred in the course of the business of the Company or the Restricted Subsidiaries.

        "Receivable Value" of a Receivable Obligation means the net amount at which such Receivable Obligation is recorded, in accordance with generally accepted accounting principles, in the financial statements of the Company or a Restricted Subsidiary.

        "Reference Banks" means the principal London offices of Chase and Morgan.

        "Refunding Borrowing" means a Syndicated Borrowing which, after application of the proceeds thereof, results in no net increase in the outstanding principal amount of Syndicated Loans made by any Bank to any Borrower.

        "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

        "Regulatory Change" means, with respect to any Bank (or its Euro-Dollar Lending Office), the adoption after the date hereof of any applicable law, rule or regulation, or any change after the date hereof in any applicable law, rule or regulation, or any change after the date hereof in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or the making or issuance after the date hereof of any request or directive (whether or not having the force of law) by any such authority, central bank or comparable agency.

        "Required Banks" means at any time Banks having at least 66 2/3% of the aggregate amount of the Syndicated Commitments or, if the Syndicated Commitments shall have been terminated, having at least 66 2/3% of the aggregate amount of the Outstanding Exposures.

        "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

        "Revolving Credit Period" means the period from and including the Effective Date to and including the Termination Date.

        "S&P" means Standard and Poor's Ratings Group.

        "Series A Preferred Stock" means the Series A Preferred Stock, stated value $5000 per share, of the Company.

        "Senior Debt" means all Adjusted Debt of the Company (including the Loans) which is not Subordinated Debt.

        "Subordinated Debt" means all Debt of the Company which (i) is a type of Debt described in clause (i) or (ii) of the definition of "Debt" and (ii) is made subordinate and junior in right of payment to all Loans made to the Company and to the Company's obligations as guarantor of all Loans made to MDFS either (x) by subordination provisions (and related definitions) substantially in the form set forth in Exhibit E hereto or (y) by other subordination provisions (and related definitions) approved by the Required Banks.

        "Subsidiary" means any corporation of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company or MDFS, as the context may require.

        "Swingline Bank" means Chase or Morgan, each in its capacity as a Swingline Bank under the swingline facility described in Section 2.01(b), and their respective successors in such capacity.

        "Swingline Commitment" means, with respect to each Swingline Bank at any time, the lesser of (i) $37,500,000 and (ii) an amount equal to 20% of the aggregate Syndicated Commitments at such time.

        "Swingline Loan" means a loan made by a Swingline Bank pursuant to
Section 2.01(b).

        "Swingline Maturity Date" has the meaning set forth in 2.04(b).

        "Syndicated Commitment" means, with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages hereof (or, in the case of an Assignee, the portion of the transferor Bank's Commitment assigned to such Assignee pursuant to Section 10.06(c)), in each case as such amount may be reduced from time to time pursuant to Sections 2.07 and 2.08 or changed as a result of an assignment pursuant to Section 10.06(c).

        "Syndicated Loan" means a loan made by a Bank pursuant to Section 2.01(a) or Section 2.01(c).

        "Termination Date" means September 28, 1998 or, if such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.

        "Unrestricted Subsidiary" means any Subsidiary of the Company that

        (1)  is not engaged in the Finance Business; or

        (2) is not organized under the laws of the United States, its territories or possessions, Canada, Great Britain or Bermuda or a political subdivision of any of the foregoing; or

        (3) does not conduct substantially all of its business within the United States, its territories or possessions, Canada, Great Britain and/or Bermuda; or

        (4) is at any time after the date hereof designated by the board of directors of the Company to be included in the definition of Unrestricted Subsidiary for purposes of this Agreement (notice of such designation to be given by the Company to the Documentation Agent promptly); PROVIDED that at the time of such designation and after giving effect thereto, (x) no Default shall exist hereunder, (y) the Company and the Restricted Subsidiaries would have the capacity to incur at least $1.00 of additional Adjusted Debt (other than Non-Recourse Debt) pursuant to the provisions of
   Section 5.07 and (z) the Company and the Restricted Subsidiaries would have the capacity to enter into a lease providing for at least $1.00 of additional rental payments pursuant to the provisions of Section 5.11.

        If a Subsidiary is an Unrestricted Subsidiary solely by reason of clause (4) above, such Subsidiary may at any time be designated by the board of directors of the Company to be included in the definition of Restricted Subsidiary for purposes of this Agreement (notice of such designation to be given by the Company to the Documentation Agent promptly); PROVIDED that at the time of such change in characterization and after giving effect thereto
(a) no Default shall exist hereunder, (b) the Company and the Restricted Subsidiaries would have the capacity to incur at least $1.00 of additional Adjusted Debt (other than Non-Recourse Debt) pursuant to the provisions of
Section 5.07 and (c) the Company and the Restricted Subsidiaries would have the capacity to enter into a lease providing for at least $1.00 of additional rental payments pursuant to the provisions of Section 5.11.

        "United States" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

        SECTION 1.02. ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Company's independent public accountants) with the most recent audited consolidated financial statements of the Company and its consolidated Subsidiaries delivered to the Banks or, in the case of MDFS, the most recent audited consolidated financial statements of MDFS and its consolidated Subsidiaries delivered to the Banks; PROVIDED that, if the Company notifies the Documentation Agent that the Company wishes to amend any covenant in
Article V to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Documentation Agent notifies the Company that the Required Banks wish to amend
Article V for such purpose), then the Company's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Banks.


                                  ARTICLE II

                                  THE CREDITS

        SECTION 2.01.  COMMITMENTS TO LEND.

        (a) SYNDICATED LOANS. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make Syndicated Loans to the Company or MDFS from time to time during the Revolving Credit Period; PROVIDED that the aggregate outstanding principal amount of such Bank's Syndicated Loans to both Borrowers shall not at any time exceed its Syndicated Commitment. Each Syndicated Borrowing under this subsection (a) shall be in an aggregate principal amount of $2,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.02(c)) and shall be made from the several Banks ratably in proportion to their respective Syndicated Commitments. Within the foregoing limits, the Borrowers may borrow under this Section, repay, or to the extent permitted by Section 2.09, prepay Syndicated Loans and reborrow at any time during the Revolving Credit Period under this subsection (a).

        (b) SWINGLINE LOANS. Each Swingline Bank agrees, on the terms and conditions set forth in this Agreement, to make Swingline Loans to the Company or MDFS during the period from and including the date hereof to but not including the fifth Domestic Business Day prior to the Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding its Swingline Commitment; PROVIDED that (i) the Company or MDFS may borrow a Swingline Loan from Morgan only when the Swingline Commitment of Chase is fully utilized, (ii) the aggregate unpaid principal amount of all Swingline Loans, together with the aggregate unpaid principal amount of all Syndicated

Loans at any one time outstanding, may not exceed the aggregate amount of the Syndicated Commitments and (iii) the aggregate unpaid principal amount of all Swingline Loans may not exceed the aggregate amount of the Swingline Commitments. Subject to the terms of this Agreement, the Company or MDFS may borrow, repay and reborrow the amount of the Swingline Loans by means of Base Rate Loans; PROVIDED that (i) Swingline Loans may not be borrowed on more than two consecutive Domestic Business Days and (ii) unless the Swingline Banks shall otherwise agree, no Swingline Loans may be outstanding on the last day of any calendar quarter.

        (c) CONVERSION OF SWINGLINE LOANS TO SYNDICATED LOANS. (i) In the event that the relevant Borrower does not repay any Swingline Loan made by either Swingline Bank by 2:00 P.M. (New York City time) on the Swingline Maturity Date applicable thereto, at any time thereafter until the unpaid principal amount of such Swingline Loan shall have been paid in full, such Swingline Bank may, and each Borrower hereby irrevocably authorizes and empowers (which power is coupled with an interest) such Swingline Bank to, deliver, on behalf of the Company or MDFS, as the case may be, to the Administrative Agent under Section 2.02(a) hereof a Notice of Syndicated Borrowing of Syndicated Loans that are Base Rate Loans in an aggregate amount equal to the then unpaid principal amount of such Swingline Loan. In the event that the power of such Swingline Bank to give such Notice of Syndicated Borrowing on behalf of the Company or MDFS is terminated for any reason whatsoever (including, without limitation, a termination resulting from the occurrence of an event specified in clause (g) or (h) of Section 6.01 hereof with respect to the Company or MDFS), or such Swingline Bank is otherwise precluded for any reason whatsoever from giving a Notice of Syndicated Borrowing on behalf of the Company or MDFS as provided in the preceding sentence, each Bank shall, upon notice from such Swingline Bank, promptly purchase from such Swingline Bank a participation in (or, if and to the extent specified by such Swingline Bank, an assignment of a portion of) such Swingline Loan in an amount equal to the principal amount of the Base Rate Loan it would have been obligated to make pursuant to such Notice of Syndicated Borrowing. The purchase price for each such participation or assignment shall be equal to the principal amount thereof, with interest accrued thereon to but excluding the date of such purchase to be paid to (or retained by) such Swingline Bank only if and when and to the extent received from the Borrowers. Each Bank shall, not later than 4:00 P.M. New York City time on the Domestic Business Day on which such notice is given (if such notice is given by 2:15 P.M. New York City time) or 9:00 A.M. New York time on the next succeeding Domestic Business Day (if such notice is given after 2:15 P.M. New York City time), make available the amount of the Base Rate Loan to be made by it (or the amount of the participation or assignment to be purchased by it, as the case may be) to the Administrative Agent at the account specified in Section 2.02(b) hereof and the amount so received by the Administrative Agent shall promptly be made available to such Swingline Bank by remitting the same, in immediately available funds, to such Swingline Bank. Promptly following receipt by such Swingline Bank or by the Administrative Agent of any payment in respect of such Swingline Loan, such Swingline Bank or the Administrative Agent, as the case may be, shall pay, to each Bank that has acquired a participation in or an assignment of a portion of such Loan, such Bank's proportionate share of such payment.

        (ii) Anything in this Agreement to the contrary notwithstanding, the obligation of each Bank to make its Base Rate Loan (or purchase its participation in or assignment of a portion of such Swingline Loan, as the case may be) pursuant to this subsection (c) is unconditional under any and all circumstances whatsoever and shall not be subject to set-off, counterclaim or defense to payment that such Bank may have or have had against either Borrower, either Agent, either Swingline Bank or any other Bank and, without limiting any of the foregoing, shall be unconditional irrespective of (i) the occurrence of any Default, (ii) the financial condition of the Company, any Subsidiary, any Affiliate, the Agents, any Swingline Bank or any other Bank or
(iii) the termination or cancellation of the Commitments. The Company and MDFS agree that any Bank so purchasing a participation in (or an assignment of a portion of) such Swingline Loan may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation or assignment as fully as if such Bank were a direct holder of a Swingline Loan in the amount of such participation or assignment.


        SECTION 2.02.  METHOD OF BORROWING.

        (a) METHOD OF SYNDICATED BORROWING. (i) The relevant Borrower shall give the Administrative Agent notice (a "Notice of Syndicated Borrowing") not later than Noon (New York City time) (x) on the date of each Domestic Borrowing (except as provided in Section 2.01(c)) and (y) at least three Euro-Dollar Business Days before each Euro-Dollar Borrowing, specifying:

        (A) the date of such Syndicated Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

        (B)  the aggregate amount of such Syndicated Borrowing,

        (C) whether the Loans comprising such Syndicated Borrowing are to be Domestic Loans or Euro-Dollar Loans, and

        (D) in the case of a Euro-Dollar Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

       (ii) Upon receipt of a Notice of Syndicated Borrowing, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such Syndicated Borrowing and such Notice of Syndicated Borrowing shall not thereafter be revocable by the relevant Borrower.

      (iii) Not later than 2:00 P.M. (New York City time) on the date of each Syndicated Borrowing, each Bank shall (except as provided in subsection
(a)(iv) of this Section) make available its ratable share of such Syndicated Borrowing, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 10.01. Unless the Administrative Agent determines that any applicable condition specified in Article III has not been satisfied, the Administrative Agent will make the funds so received from the Banks available to the relevant Borrower at the Administrative Agent's aforesaid address.

       (iv) If any Bank makes a new Syndicated Loan hereunder to a Borrower on a day on which such Borrower is to repay all or any part of an outstanding Syndicated Loan from such Bank, such Bank shall apply the proceeds of its new Syndicated Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Administrative Agent as provided in subsection (a)(iii) of this Section, or remitted by such Borrower to the Administrative Agent as provided in Section 2.10, as the case may be.

        (v) Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Syndicated Borrowing that such Bank will not make available to the Administrative Agent such Bank's share of such Syndicated Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such Syndicated Borrowing in accordance with this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the relevant Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank and the relevant Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of such Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.05 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Syndicated Loan included in such Syndicated Borrowing for purposes of this Agreement.

        (b) METHOD OF SWINGLINE BORROWING. (i) The relevant Borrower shall, not before Noon and not later than 4:00 P.M. (New York City time) on the date on which such Borrower proposes to borrow a Swingline Loan, give the Admini-strative Agent (which shall promptly notify each relevant Swingline Bank and the Banks) notice of such borrowing (a "Notice of Swingline Borrowing"), which notice shall be irrevocable and effective only upon receipt by the Administrative Agent and shall specify the principal amount of the Swingline Loan to be borrowed (which shall be at least $2,000,000 or a larger multiple of $1,000,000).

        (ii) Not later than 4:30 P.M. (New York City time), on the date specified in each Notice of Swingline Borrowing hereunder, the relevant Swingline Bank shall, subject to the terms of this Agreement, make the amount of the Swingline Loan to be made by it on such date available to the Administrative Agent in account number [NYAO-DI-900-9-000002 maintained by the Administrative Agent with Chase at the Principal Office] in immediately available funds, for account of the relevant Borrower. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the relevant Borrower on such date by depositing the same, in immediately available funds, in an account of such Borrower, designated by such Borrower, maintained with Chase at the Principal Office.

        SECTION 2.03. NOTES. (a) The Loans of each Bank to each Borrower shall be evidenced by a single Note of such Borrower payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans to such Borrower.

        (b) Each Bank may, by notice to a Borrower and the Administrative Agent, request that its Domestic Loans and Euro-Dollar Loans to such Borrower be evidenced by separate Notes. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Domestic Loans or Euro-Dollar Loans, as the case may be. Each reference in this Agreement to a "Note" or the "Notes" of such Bank shall be deemed to refer to and include either or both of such Notes, as the context may require.

        (c) Upon receipt of each Bank's Notes pursuant to Section 3.01(a), the Documentation Agent shall forward such Notes to such Bank. Each Bank shall record the date, amount, type and maturity of each Loan made by it to each Borrower and the date and amount of each payment of principal made with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note of such Borrower, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan to such Borrower then outstanding; PROVIDED that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of either Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by each Borrower so to endorse its Note of such Borrower and to attach to and make a part of such Note a continuation of any such schedule as and when required.

        SECTION 2.04. MATURITY OF LOANS. (a) Each Loan (other than a Swingline Loan) included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

        (b) Each Swingline Loan shall mature, and the principal amount thereof shall be due and payable, at 2:00 P.M. (New York City time) on the Domestic Business Day immediately following the day on which such Swingline Loan was made (the "Swingline Maturity Date").

        SECTION 2.05. INTEREST RATES. (a) Each Domestic Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable for each Interest Period on the last day thereof.

        (b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the LIBOR Margin plus the applicable London Interbank Offered Rate. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, three months after the first day thereof.

        "LIBOR Margin" means a rate per annum determined in accordance with the Pricing Schedule.

        The "London Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in U.S. dollars are offered to each of the Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

        (c) Each Swingline Loan shall bear interest for each day from the date such Swingline Loan is made until the Swingline Maturity Date, at the rate applicable to Base Rate Loans for such day.

        (d) Any overdue principal of or interest on any Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

        (e) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the relevant Borrower and the Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

        (f) Each Reference Bank agrees to use its best efforts to furnish quotations to the Administrative Agent as contemplated hereby. If any Reference Bank does not furnish a timely quotation, the Administrative Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

        SECTION 2.06. COMMITMENT FEES. The Company shall pay to the Administrative Agent for the account of each Bank ratably in accordance with their Syndicated Commitments a commitment fee on the daily amount by which the aggregate amount of the Syndicated Commitments exceeds the outstanding principal amount of the Syndicated Loans, at the Commitment Fee Rate, determined in accordance with the Pricing Schedule. Such commitment fees shall accrue from and including the Effective Date to but excluding the Termination Date (or earlier date of termination of the Commitments in their entirety) and shall be payable quarterly on the 29th day of each March, June, September and December during the Revolving Credit Period and on the date of termination of the Commitments in their entirety.

        SECTION 2.07. OPTIONAL TERMINATION OR REDUCTION OF COMMITMENTS. The Company may, upon at least three Domestic Business Days' notice to the Administrative Agent, terminate at any time, or proportionately reduce from time to time by an aggregate amount of $5,000,000 or more, the amount by which the aggregate Syndicated Commitments exceed the aggregate outstanding principal amount of the Loans. If the Commitments are terminated in their entirety, all accrued commitment fees shall be payable on the effective date of such termination.

        SECTION 2.08. MANDATORY TERMINATION OF COMMITMENTS. The Commitments shall terminate on the Termination Date, and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

        SECTION 2.09. OPTIONAL PREPAYMENTS. (a) Subject in the case of any Euro-Dollar Borrowing to Section 2.11, the relevant Borrower may, upon same-day notice to the Administrative Agent, prepay any Domestic Borrowing or, upon at least three Euro-Dollar Business Days' notice to the Administrative Agent, prepay any Euro-Dollar Borrowing, in each case in whole at any time, or from time to time in part in amounts aggregating $2,000,000 or any larger multiple of $1,000,000 by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.

        (b) Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice shall not thereafter be revocable by the relevant Borrower.

        SECTION 2.10. GENERAL PROVISIONS AS TO PAYMENTS. (a) The relevant Borrower shall make each payment of principal of, and interest on, the Loans and of commitment fees hereunder, not later than 2:00 P.M. (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in
Section 10.01. The Administrative Agent will promptly distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Domestic Loans or of commitment fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

        (b) Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due from such Borrower to the Banks hereunder that such Borrower will not make such payment in full, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that such Borrower shall not have so made such payment, the Administrative Agent shall notify each Bank as promptly as practicable that such Borrower has not made the payment, and each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at a rate per annum equal to (i) the Federal Funds Rate for each day prior to the third Domestic Business Day after such amount was distributed to such Bank and (ii) the sum of 1/4 of 1% plus the Federal Funds Rate for each day on and after such third Domestic Business Day.

        SECTION 2.11. FUNDING LOSSES. If a Borrower makes any payment of principal with respect to any Euro-Dollar Loan (pursuant to Article VI or VIII or otherwise) on any day other than the last day of the Interest Period applicable thereto, or if a Borrower fails to borrow any Euro-Dollar Loans after notice has been given to any Bank in accordance with Section 2.02 or 2.09(b), such Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of LIBOR Margin for the period after any such payment or failure to borrow, PROVIDED that such Bank shall have delivered to such Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

        SECTION 2.12. COMPUTATION OF INTEREST AND FEES. Interest based on the Prime Rate and commitment fees hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

        SECTION 2.13. REGULATION D COMPENSATION. Subject to Section 8.06, each Bank may require the relevant Borrower to pay, contemporaneously with each payment of interest on the Euro-Dollar Loans, additional interest on the related Euro-Dollar Loan of such Bank at a rate per annum determined by such Bank up to but not exceeding the excess of (i) (A) the applicable London Interbank Offered Rate divided by (B) one MINUS the Euro-Dollar Reserve Percentage over (ii) the applicable London Interbank Offered Rate. Any Bank wishing to require payment of such additional interest (x) shall so notify the Borrowers and the Administrative Agent, in which case such additional interest on the Euro-Dollar Loans of such Bank shall be payable to such Bank at the place indicated in such notice with respect to each Interest Period commencing at least three Euro-Dollar Business Days after the giving of such notice and
(y) shall notify the relevant Borrower at least five Euro-Dollar Business Days prior to each date on which interest is payable on the Euro-Dollar Loans of the amount then due it under this Section.


                                  ARTICLE III

                                  CONDITIONS

        SECTION 3.01. CLOSING. The closing hereunder shall occur upon receipt by the Documentation Agent of the following documents, each dated the Closing Date unless otherwise indicated:

        (a) a duly executed Note from each Borrower for each Bank dated on or before the Closing Date complying with the provisions of Section 2.03;

        (b) an opinion of H. David Heumann, Esq., or other counsel for the Borrowers satisfactory to the Documentation Agent, substantially in the form of Exhibit B hereto;

        (c) an opinion of Davis Polk & Wardwell, special counsel for the Documentation Agent, substantially in the form of Exhibit C hereto;

        (d) evidence satisfactory to the Documentation Agent that on the Closing Date (i) all commitments of the banks under the Existing Credit Agreements shall have been terminated, (ii) either no loans shall be outstanding under the Existing Credit Agreements or satisfactory provisions shall have been made for the payment in full of all loans outstanding under the Existing Credit Agreements, together with interest accrued thereon, with proceeds from Loans made hereunder on the Closing Date and (iii) all other accrued interest and fees under the Existing Credit Agreements (to but excluding the Closing Date) owed by the Borrowers shall have been paid in full to the relevant agents for the account of the banks under the Existing Credit Agreements; and

        (e) all documents that the Documentation Agent may reasonably request relating to the existence of the Borrowers, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance reasonably satisfactory to the Documentation Agent.

The Documentation Agent shall promptly notify the Borrowers and the Banks of the Closing Date, and such notice shall be conclusive and binding on all parties hereto.

        SECTION 3.02. BORROWINGS. The obligation of any Bank to make a Loan on the occasion of any Borrowing (other than a Syndicated Loan pursuant to Section 2.01(c)) is subject to the satisfaction of the following conditions:

        (a) the fact that the Closing Date shall have occurred on or prior to September 30, 1994;

        (b) receipt by the Administrative Agent of a Notice of Syndicated Borrowing as required by Section 2.02(a) or a Notice of Swingline Borrowing as required by Section 2.02(b);

        (c) the fact that, immediately after such Borrowing, (i) the aggregate outstanding principal amount of the Syndicated Loans and the Swingline Loans will not exceed the aggregate amount of the Syndicated Commitments and (ii) in the case of a Borrowing by MDFS, the aggregate outstanding principal amount of the Syndicated Loans and the Swingline Loans to MDFS will not exceed $16,000,000;

        (d) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing;

        (e) the fact that the representations and warranties of the Company contained in this Agreement (except, in the case of a Refunding Borrowing, the representations and warranties set forth in Sections 4.04(c) and 4.05 as to any matter which has theretofore been disclosed in writing by the Company to the Banks) shall be true on and as of the date of such Borrowing; and

        (f) the fact that, in the case of a Borrowing by MDFS, 100% of the outstanding common stock of the Company is owned by MDFS.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the relevant Borrower on the date of such Borrowing as to the facts specified in clauses (c), (d), (e) and (f) of this Section.


                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

        The Company represents and warrants that:

        SECTION 4.01. CORPORATE EXISTENCE AND POWER. Each Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

        SECTION 4.02. CORPORATE AND GOVERNMENTAL AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by each Borrower of this Agreement and its Notes are within such Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (except that the Company may be required to file this Agreement with the Securities and Exchange Commission) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of such Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Borrower or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of such Borrower or any of its Subsidiaries.

        SECTION 4.03. BINDING EFFECT. This Agreement constitutes a valid and binding agreement of each Borrower and its Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of such Borrower, in each case enforceable in accordance with its terms except as limited by (i) bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) equitable principles of general applicability.

        SECTION 4.04.  FINANCIAL INFORMATION.

        (a) The consolidated balance sheet of the Company and its consolidated Subsidiaries as of December 31, 1993 and the related consolidated statements of income and income retained for growth and cash flows of the Company and its consolidated Subsidiaries for the fiscal year then ended, reported on by Ernst & Young and set forth in the Company's 1993 Form 10-K, and the consolidated balance sheet of MDFS and its consolidated Subsidiaries as of December 31, 1993 and the related consolidated statements of income and income retained for growth and cash flows of MDFS and its consolidated Subsidiaries for the fiscal year then ended, reported on by Ernst & Young, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Company and its consolidated Subsidiaries and the consolidated financial position of MDFS and its consolidated Subsidiaries as of such date and their respective consolidated results of operations and cash flows for such fiscal year.

        (b) The unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as of June 30, 1994 and the related unaudited consolidated statements of income and income retained for growth and cash flows of the Company and its consolidated Subsidiaries for the six months then ended, set forth in the Company's quarterly report for the fiscal quarter ended June 30, 1994 as filed with the Securities and Exchange Commission on Form 10-Q, and the unaudited consolidated balance sheet of MDFS and its consolidated Subsidiaries as of June 30, 1994 and the related unaudited consolidated statements of income and income retained for growth and cash flows of MDFS and its consolidated Subsidiaries for the six months then ended, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in subsection (a) of this Section, the consolidated financial position of the Company and its consolidated Subsidiaries and the consolidated financial position of MDFS and its consolidated Subsidiaries as of such date and their respective consolidated results of operations and cash flows for such six-month period (subject to normal year-end adjustments).

        (c) Since June 30, 1994 there has been no material adverse change in the business, financial position or results of operations of the Company and its consolidated Subsidiaries, considered as a whole.

        SECTION 4.05. LITIGATION. Except as disclosed in the reports listed in Section 4.11, there is no action, suit or proceeding pending against, or to the knowledge of the Company threatened against, the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business or consolidated financial position of the Company and its consolidated Subsidiaries or which in any manner draws into question the validity of this Agreement or the Notes.

        SECTION 4.06. COMPLIANCE WITH ERISA. To the best of MDC's knowledge, each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under
Section 4007 of ERISA.

        SECTION 4.07. ENVIRONMENTAL MATTERS. The Company has reviewed its potential liabilities under Environmental Laws and, on the basis of such review, the Company has reasonably concluded that the costs of compliance with Environmental Laws are unlikely to have a material adverse effect on the business, financial condition or results of operations of the Company and its consolidated Subsidiaries, considered as a whole.

        SECTION 4.08. TAXES. United States Federal income tax returns for MDC and its Subsidiaries have been examined and closed through the fiscal year ended December 31, 1985. The Borrowers and their respective Subsidiaries (or MDC on their behalf) have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by them which is not being contested in good faith. The charges, accruals and reserves on the books of each Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of such Borrower, adequate.

        SECTION 4.09. SUBSIDIARIES. Each corporate Subsidiary of the Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

        SECTION 4.10. NOT AN INVESTMENT COMPANY. Neither Borrower is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

        SECTION 4.11. DISCLOSURE. The Company's report on Form 10-K for its fiscal year ended December 31, 1993, the Company's reports on Form 10-Q for its fiscal quarters ended March 31, 1994 and June 30, 1994, in each case, complied in all material respects with the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission thereunder.


                                   ARTICLE V

                                   COVENANTS

        The Company agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid:

        SECTION 5.01.  INFORMATION.  The Borrowers will deliver to each of the
Banks:

        (a) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrowers, a consolidated balance sheet of each Borrower and its consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and income retained for growth and cash flows of such Borrower and its consolidated Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by Ernst & Young or other independent public accountants of nationally recognized standing (it being understood that the delivery of the Company's Report on Form 10-K filed with the Securities and Exchange Commission shall satisfy the requirements of this subsection (a) with respect to the Company so long as the information required to be contained in such Report is substantially the same as that required on the date hereof);

        (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrowers, a consolidated balance sheet of each Borrower and its consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income and income retained for growth and cash flows of such Borrower and its consolidated Subsidiaries for such quarter and for the portion of such Borrower's fiscal year ended at the end of such quarter, setting forth in the case of such earnings and earnings retained for growth and cash flows in comparative form the figures for the corresponding quarter and the corresponding portion of such Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer, treasurer, assistant treasurer or controller of such Borrower (it being understood that delivery of the Company's Report on Form 10-Q filed with the Securities and Exchange Commission shall satisfy the requirements of this subsection (b) with respect to the Company (other than the delivery of the related officer's certificate) so long as the information required to be contained in such Report is substantially the same as that required on the date hereof);

        (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer, treasurer, assistant treasurer or controller of the Company (i) setting forth in reasonable detail the calculations required to establish whether the Company was in compliance with the requirements of Sections 5.07 to 5.12, inclusive, on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the relevant Borrower is taking or proposes to take with respect thereto;

        (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements;

        (e) within five days after any officer of the Company obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer, treasurer, assistant treasurer or controller of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

        (f) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Company shall have filed with the Securities and Exchange Commission;

        (g) as soon as possible, and in any event within ten days after MDC or the Company knows or has reason to know that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan have occurred or exist, a statement signed by a financial officer of the Company setting forth details respecting such event or condition and the action, if any, which the Company or any ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to the PBGC by the Company or an ERISA Affiliate with respect to such event or condition):

             (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which the PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code or Section 302 of ERISA shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Internal Revenue
        Code);

            (ii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan;

           (iii) the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan;

            (iv) the complete or partial withdrawal by the Company or any ERISA Affiliate under Section 4201 or 4204 of ERISA from a

        Multiemployer Plan, or the receipt by the Company or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA; and

             (v) the institution of a proceeding by a fiduciary or any Multiemployer Plan against the Company or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days;

        (h) as soon as available and in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Company and within 120 days after the end of each fiscal year of the Company, (i) a portfolio concentration report, detailing the amounts of the portfolio and the number of customers by industry type and specifically listing each Receivable Obligation the Receivable Value of which is greater the 10% of Net Worth, (ii) a delinquency report, substantially in the form heretofore supplied to each Bank, summarizing all accounts that are 60 or more days past due and (iii) a report summarizing all Receivable Obligations which, subsequent to the original contract date, have been changed to defer payment of a material amount of principal or interest, in the case of a note receivable, or a lease payment, in the case of a lease receivable; and

        (i) from time to time such additional information regarding the financial position or business of the Borrowers and their respective Subsidiaries as the Documentation Agent, at the request of any Bank, may reasonably request.

        SECTION 5.02. MAINTENANCE OF PROPERTY; INSURANCE. (a) The Company will keep, will cause each of its Subsidiaries to keep, and will require each lessee of any of its properties to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

        (b) The Company will, and will cause each of its Subsidiaries to, maintain (either in the name of the Company or in such Subsidiary's own name) with financially sound and responsible insurance companies, insurance on all their respective properties in at least such amounts and against at least such risks (and with such risk retention) as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business; and will furnish to the Banks, upon request from the Documentation Agent, information presented in reasonable detail as to the insurance so carried.

        SECTION 5.03. CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. The Company will continue, and will cause each Subsidiary of the Company listed in Exhibit F hereto to continue, to engage in business of the same general type as now conducted by the Company and such Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each such Subsidiary to preserve, renew and keep in full force and effect their respective corporate existence and their respective material rights, privileges and franchises necessary or desirable in the normal conduct of business.

        SECTION 5.04. COMPLIANCE WITH LAWS. The Company will comply, and cause each Subsidiary of the Company to comply, in all material respects with all applicable laws, ordinances, rules, regulations and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder), except where the necessity of compliance therewith is contested in good faith and by appropriate proceedings if such proceedings have become necessary to permit such good faith contest.

        SECTION 5.05. INSPECTION OF PROPERTY, BOOKS AND RECORDS. The Company will keep, and will cause each Subsidiary of the Company to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary of the Company to permit, representatives of any Bank at such Bank's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

        SECTION 5.06. CONSOLIDATIONS, MERGERS AND SALES OF ASSETS. None of the Borrowers and the Restricted Subsidiaries will (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer, directly or indirectly, all or a majority of the assets of such Borrower and its Subsidiaries, taken as a whole, to any other Person; PROVIDED that (x) any Restricted Subsidiary may merge into the Company or another Restricted Subsidiary and (y) any of the Borrowers and the Restricted Subsidiaries may merge with any other Person if such Borrower or Restricted Subsidiary is the surviving corporation and no Default shall have occurred and be continuing immediately before or after such merger.

        SECTION 5.07. ADJUSTED DEBT. The Company shall not, and shall not permit any Restricted Subsidiary to, create, incur, assume or otherwise become liable upon any Adjusted Debt (other than Non-Recourse Debt) if, after giving effect thereto and to any concurrent transactions, Adjusted Debt (other than Non-Recourse Debt) would exceed 4.5 times Adjusted Capital Base.

        SECTION 5.08. MINIMUM NET WORTH. Net Worth will at no time be less than (i) $220,000,000 plus (ii) the cumulative amount by which Net Worth is increased after June 30, 1994 as a result of capital contributions or the issuance or sale of equity securities less (iii) the cumulative amount (but not more than $50,000,000) by which Net Worth is decreased after June 30, 1994 as a result of redemptions of Series A Preferred Stock.

        SECTION 5.09. DIVIDENDS. The Company shall not, and shall not permit any Restricted Subsidiary to, declare or pay any dividend (other than a dividend payable in stock of the Company or any dividend payable by a Restricted Subsidiary to the Company or another Restricted Subsidiary) or authorize or make any other distribution on any stock of the Company, whether now or hereafter outstanding, or make any payment on account of the purchase, redemption or other retirement of any shares of such stock or any other securities of the Company, or make any other distribution in respect thereof, either directly or indirectly, unless at the date of such declaration in the case of a dividend or at the date of such distribution or other payment, in each case after giving effect, as if paid, to the proposed dividend, distribution or payment, (i) the Company and the Restricted Subsidiaries would not be prohibited from becoming liable for at least $1.00 of additional

Adjusted Debt (other than Non-Recourse Debt) pursuant to Section 5.07 and (ii) no Default shall have occurred and be continuing.

        SECTION 5.10. PAYMENTS TO MDC. The Company shall not, and shall not permit any Restricted Subsidiary to:

        (a) pay any dividends or other distributions in respect of any of their respective shares of capital stock to MDC or any Affiliate of MDC (except dividends payable solely in shares of such capital stock or dividends payable by a Restricted Subsidiary to the Company or a Restricted Subsidiary), or make any payment of any principal of any Subordinated Debt owing to MDC or any Affiliate of MDC (other than the Company or a Restricted Subsidiary) if, after giving effect thereto and to any concurrent transactions, (i) the Company and the Restricted Subsidiaries could not incur at least $1.00 of additional Adjusted Debt (other than Non-Recourse Debt) pursuant to Section 5.07 or (ii) any Default shall have occurred and be continuing;

        (b) make any payment of the principal of or any premium or interest on any Adjusted Debt (other than Non-Recourse Debt) or any Subordinated Debt owing to MDC or any Affiliate of MDC (other than the Company or a Restricted Subsidiary), unless, at the time of making such payment and giving effect thereto, no Default shall have occurred and be continuing, except that the Company may make a payment of the principal of Senior Debt owing to MDC or any Affiliate of MDC without regard to the restriction of this subsection (b) if simultaneously with such payment it pays a principal amount of all other Senior Debt then outstanding that bears the same proportion to the principal amount of such other Senior Debt outstanding as the principal amount of the Senior Debt owing to MDC or such Affiliate so paid bears to the principal amount of the Senior Debt owing to MDC and any Affiliates of MDC outstanding immediately prior to such payment; or

        (c) make any Investment in MDC or any Affiliate of MDC (other than the Company, a Restricted Subsidiary or any Person that is an Affiliate of MDC only because of an interest of the Company in such Person), except that the Company may make advances to MDC or any Affiliate of MDC so long as:

             (w) the aggregate amount of such advances outstanding at any time does not exceed 25% of Net Worth at such time;

             (x) each such advance is evidenced by a note of MDC having a maturity not in excess of 60 days;

             (y) after giving effect to any such advance and to any concurrent transactions, the Company and the Restricted Subsidiaries could incur at least $1.00 of additional Adjusted Debt (other than Non-Recourse Debt) pursuant to Section 5.07; and

             (z) at the time of making each such advance, no Default shall have occurred and be continuing; and

   PROVIDED that no such advances shall be outstanding during at least one period of 60 consecutive days during any twelve-month period.

        Notwithstanding the foregoing provisions of this clause (c), the Company or any Restricted Subsidiary may, in the ordinary course of its business, enter into (as lessor or lender) leasing or secured lending agreements with MDC or any Affiliate of MDC (as lessee or borrower), so long as the aggregate Receivable Value thereof shall not exceed 15% of Net Worth at the time.

        SECTION 5.11. LIMITATIONS ON OPERATING LEASES. The Company shall not, nor shall it permit any Restricted Subsidiary to, as lessee (except where the Company or a Restricted Subsidiary is the lessor), enter into any operating lease, whether of real or personal property, requiring the payment by the Company or any Restricted Subsidiary of aggregate Net Rental Payments in any calendar year as to all such leases in excess of 2.5% of Net Worth (calculated at the time of entering into such lease), PROVIDED that there shall be excluded from the above limitation (i) operating leases where the Company or a Restricted Subsidiary in turn leases the property to a third party, in which case the aggregate amount of all Net Rental Payments payable by the Company or a Restricted Subsidiary under such excluded operating leases (discounted at a rate of 8% per annum, compounded at the frequency at which such payments are payable thereunder) shall be treated as Adjusted Debt for purposes of this Agreement, and (ii) operating leases covering data processing equipment and vehicles with original or amended terms of less than three years.

        SECTION 5.12. NEGATIVE PLEDGE. The Company shall not, and shall not permit any Restricted Subsidiary to:

        (a)  subject to any Lien, except as provided below, any of its
   property or assets, or any of the property   or assets of any Restricted
   Subsidiary; PROVIDED that     this restriction shall not apply to:

             (1) Liens on any real estate, equipment or other physical property, whether real, personal or mixed and whether or not held by the Company or a Restricted Subsidiary principally for lease to third parties (in the case of each such Lien, the "Relevant Property") and any receivables, chattel paper or general intangibles arising from the lease, sale or other disposition of the Relevant Property, in each case to secure all or part of (i) the purchase price of the Relevant Property, (ii) Debt incurred to finance such purchase price or (iii) other Debt incurred within 90 days after the acquisition of the Relevant Property (such Lien to exist prior to the acquisition of the Relevant Property or to arise within 90 days thereafter) or the acquiring hereafter of any Relevant Property subject to any existing Lien securing Adjusted Debt (whether or not assumed); PROVIDED that the sum, without duplication, of:

                  (x) the aggregate unpaid principal amount of Adjusted Debt described in this Section 5.12(a)(1) plus

                  (y) the aggregate unpaid principal amount of Permitted Restricted Subsidiary Debt shall not at any time exceed 20% of Net Tangible Assets;

             (2) Liens on property of a corporation or firm existing at the time such corporation or firm is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of acquisition of the assets of a corporation or firm as an entirety or substantially as an entirety by the Company or a Restricted Subsidiary;

             (3) the creation of any Lien on aircraft or equipment held by the Company or a Restricted Subsidiary for lease to third parties, or on the lease in respect thereof, if such Lien secures Non-Recourse Debt;

             (4) the leasehold interest of a lessee of property owned by the Company or a Restricted Subsidiary;

             (5) Liens on property of the Company or a Restricted Subsidiary in favor of the United States or any State thereof, or any department, governmental body, agency or instrumentality or political subdivision of any such jurisdiction, to secure partial, progress, advance or other payments pursuant to any contract or statute;

             (6) easements, liens, franchises or other minor encumbrances on or over any real property which do not materially detract from the value of such property or its use in the business of the Company or a Restricted Subsidiary;

             (7) materialmen's, mechanics', carriers', workmen's, repairmen's or other like liens arising in the ordinary course of business, or deposits to obtain the release of such liens;

             (8) any deposit or pledge of assets (i) with any surety company or clerk of any court, or in escrow, as collateral in connection with, or in lieu of, any bond on appeal from any judgement or decree against the Company or a Restricted Subsidiary, or in connection with other proceedings or actions at law or in equity by or against the Company or a Restricted Subsidiary; or (ii) as security for the performance of any contract or undertaking not directly or indirectly related to the borrowing of money or the securing of indebtedness, if made in the ordinary course of business; or (iii) with any governmental agency, which deposit or pledge is required or permitted to qualify the Company or a Restricted Subsidiary to conduct business, to maintain self-insurance, or to obtain the benefits of any law pertaining to workmen's compensation, unemployment insurance, old age pensions, social security or similar matters;

             (9) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (1) through (8), PROVIDED that (i) the principal amount of any and all obligations and indebtedness secured thereby shall not exceed the principal amount thereof so secured at the time of such extension, renewal or replacement and (ii) such extension, renewal or replacement shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property); or

            (10) any Lien on aircraft or equipment acquired by the Company primarily for lease to third parties in the nature of purchase money security interests which are ordinarily extinguished by the Company in the normal course of business within 180 days after such Lien arises.

        (b) Notwithstanding subsection (a) of this Section 5.12, the Company or any Restricted Subsidiary may at any time create or permit to exist any such Lien not otherwise permitted by said subsection (a) if, after giving effect thereto, the aggregate principal amount secured by all such Liens

   (or, in the case of any Derivatives Obligations secured solely by cash and cash equivalents, the amount of such cash and cash equivalents) of the Company and all Restricted Subsidiaries does not at such time exceed 15% of Net Worth.

        SECTION 5.13. USE OF PROCEEDS. The proceeds of the Loans made to each Borrower under this Agreement will be used by such Borrower for its general corporate purposes. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U.

        SECTION 5.14. TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate of the Company; PROVIDED that the foregoing provisions of this Section shall not prohibit:

        (a) the Company from declaring or paying any lawful dividend so long as, after giving effect thereto, no Default shall have occurred and be continuing,

        (b) the Company or any Subsidiary of the Company from making sales to or purchases from any Affiliate of the Company and, in connection therewith, extending credit or making payments, or from making payments for services rendered by any Affiliate of the Company, if such sales or purchases are made or such services are rendered in the ordinary course of business and on terms and conditions at least as favorable (except for Immaterial Exceptions) to the Company or such Subsidiary as the terms and conditions which would apply in a similar transaction with a Person not an Affiliate of the Company,

        (c) the Company or any Subsidiary of the Company from making payments of principal, interest and premium on any Debt of the Company or such Subsidiary held by an Affiliate of the Company if the terms of such Debt are as favorable (except for Immaterial Exceptions) to the Company or such Subsidiary as the terms which could have been obtained at the time of the creation of such Debt from a lender which was not an Affiliate of the Company and

        (d) the Company or any Subsidiary of the Company from participating in, or effecting any transaction in connection with, any joint enterprise or other joint arrangement with any Affiliate of the Company if the Company or such Subsidiary participates in the ordinary course of its business and on a basis no less advantageous (except for Immaterial Exceptions) than the basis on which such Affiliate of the Company participates.

As used in this Section, the term "Immaterial Exceptions" means exceptions to the requirements of clauses (b), (c) and (d) above which, in the aggregate, are not material to the business, financial position or results of operations of the Company and its Subsidiaries considered as a whole.


                                  ARTICLE VI

                                   DEFAULTS

        SECTION 6.01. EVENTS OF DEFAULT. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

        (a) any principal of any Loan shall not be paid when due, or any interest, fees or other amount payable hereunder shall not be paid within five Domestic Business Days after it becomes due;

        (b) the Company shall fail to observe or perform any covenant contained in Section 5.01(e) or in Sections 5.06 to 5.12, inclusive;

        (c) any Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause
   (a) or (b) above) for 30 days after written notice thereof has been given to such Borrower by the Documentation Agent at the request of any Bank;

        (d) any representation, warranty, certification or statement made by either Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

        (e) MDFS, the Company and/or one or more Subsidiaries of the Company shall fail to make any payment in respect of any Material Financial Obligations when due or within any applicable grace period;

        (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Financial Obligations or enables the holder of such Material Financial Obligations or any Person acting on such holder's behalf to accelerate the maturity thereof or terminate such holder's commitment thereunder;

        (g) MDFS, the Company or Subsidiaries having, individually or in the aggregate, shareholder's equity exceeding $10,000,000 shall, in each case,
   (i) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, (ii) consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, (iii) make a general assignment for the benefit of creditors,
   (iv) fail generally to pay its debts as they become due or (v) take any corporate action to authorize any of the foregoing;

        (h) an involuntary case or other proceeding shall be commenced against MDFS, the Company or Subsidiaries having, individually or in the aggregate, shareholder's equity exceeding $10,000,000, in each case seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against MDFS, the Company or Subsidiaries having, individually or in the aggregate, shareholder's equity exceeding $10,000,000 under the federal bankruptcy laws as now or hereafter in effect;

        (i) an event or condition specified in Section 5.01(g) hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, a Borrower or any ERISA Affiliate shall incur or in the opinion of the Required Banks shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or the PBGC (or any combination of the foregoing) which is, in the determination of the Required Banks, material in relation to the consolidated financial position of MDC and its consolidated subsidiaries taken as a whole;

        (j) one or more final judgments or orders for the payment of money in excess of $10,000,000 in the aggregate shall be rendered by a court or courts against the Company and/or any of its Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Company or the relevant Subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

        (k) MDC shall no longer beneficially own, directly or indirectly, more than 50% of the common equity of each of MDFS and the Company or shall no longer have the power, directly or indirectly, to elect a majority of the directors of each of MDFS and the Company;

then, and in every such event, the Documentation Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Syndicated Commitments, by notice to the Borrowers terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Banks having more than 50% of the aggregate amount of the Outstanding Exposures, by notice to the Borrowers declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; PROVIDED that in the case of any of the Events of Default specified in clause (g) or (h) above with respect to either Borrower, without any notice to such Borrower or any other act by the Documentation Agent or the Banks, the Commitments shall thereupon terminate and the Notes of such Borrower (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower.

        SECTION 6.02. NOTICE 0F DEFAULT. The Documentation Agent shall give notice to the relevant Borrower under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

                                  ARTICLE VII

                                  THE AGENTS

        SECTION 7.01. APPOINTMENT AND AUTHORIZATION. Each Bank irrevocably appoints and authorizes each of the Agents to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to such Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

        SECTION 7.02. AGENTS AND AFFILIATES. Morgan and Chase shall each have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not an Agent, and Morgan and Chase and the affiliates of each may accept deposits from, lend money to, and generally engage in any kind of business with either Borrower or any Subsidiary or affiliate of either Borrower as if it were not an Agent hereunder.

        SECTION 7.03. ACTION BY AGENTS. The obligations of each Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, no Agent shall be required to take any action with respect to any Default, except as expressly provided with respect to the Documentation Agent in Article VI.

        SECTION 7.04. CONSULTATION WITH EXPERTS. Each Agent may consult with legal counsel (who may be counsel for either Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

        SECTION 7.05. LIABILITY OF AGENTS. None of the Agents, their respective affiliates or any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. None of the Agents, their respective affiliates or any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of either Borrower; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to such Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. No Agent shall incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

        SECTION 7.06. NOTICE OF DEFAULTS. No Agent shall be deemed to have knowledge of the occurrence of a Default unless such Agent has received notice from a Bank or the Company specifying such Default and stating that such notice is a "Notice of Default". If an Agent receives such a notice of the occurrence of a Default, such Agent shall give prompt notice thereof to the Banks.

        SECTION 7.07. INDEMNIFICATION. Each Bank shall, ratably in accordance with its Syndicated Commitment, indemnify each Agent and its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrowers) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such Agent's gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder.

        SECTION 7.08. CREDIT DECISION. Each Bank acknowledges that it has, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

        SECTION 7.09. SUCCESSOR AGENTS. Any Agent may resign at any time by giving notice thereof to the Banks and the Borrowers. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as an Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent.

        SECTION 7.10. AGENTS' FEES. The Company shall pay to each Agent for its own account fees in the amounts and at the times previously agreed upon between the Company and such Agent.


                                 ARTICLE VIII

                            CHANGE IN CIRCUMSTANCES

        SECTION 8.01. BASIS FOR DETERMINING INTEREST RATE INADEQUATE OF UNFAIR. If prior to the first day of any Interest Period for any Euro-Dollar
Borrowing:

        (a) the Administrative Agent is advised by the Reference Banks that deposits in U.S. dollars (in the applicable amounts) are not being offered to the Reference Banks in the London interbank market for such Interest Period, or

        (b) Banks having more than 50% of the aggregate amount of the Syndicated Commitments advise the Administrative Agent that the London Interbank Offered Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Banks of funding their Euro-Dollar Loans for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrowers and the Banks, whereupon until the Administrative Agent notifies the Borrowers that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make Euro-Dollar Loans shall be suspended. Unless the relevant Borrower notifies the Administrative Agent at least two Domestic Business Days before the date of any Euro-Dollar Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Domestic Borrowing.

        SECTION 8.02. ILLEGALITY. If any Regulatory Change shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans to either Borrower and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and such Borrower, whereupon until such Bank notifies such Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans to such Borrower shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to such Borrower to maturity and shall so specify in such notice, such Borrower shall immediately prepay in full the then outstanding principal amount of each such Euro-Dollar Loan, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Loan, such Borrower shall borrow a Domestic Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Domestic Loan.

        SECTION 8.03. INCREASED COST AND REDUCED RETURN. (a) If any Regulatory Change shall impose, modify or deem applicable any reserve, special deposit, insurance assessment or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System but excluding any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Euro-Dollar Lending Office) or shall impose on any Bank (or its Euro-Dollar Lending Office) or the London interbank market any other condition affecting its Euro-Dollar Loans, its Notes or its obligation to make Euro-Dollar Loans and the result of any of the foregoing is to increase the cost to such Bank (or its Euro-Dollar Lending Office) of making or maintaining its Euro-Dollar Loans, or to reduce the amount of any sum received or receivable by such Bank (or its Euro-Dollar Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the relevant Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

        (b) If any Bank shall have determined that any Regulatory Change regarding capital adequacy has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its

Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

        (c) Each Bank will promptly notify the Borrowers and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. Subject to Section 8.06, a certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

        SECTION 8.04. TAXES. (a) Any and all payments by either Borrower to or for the account of any Bank or Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING, in the case of each Bank and Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which such Bank or Agent (as the case may be) is organized, in which its principal executive office is located, or in which it is otherwise subject to income, franchise or similar taxes (unless such Bank or Agent would be subject to such taxes if the transactions contemplated by this Agreement were the only business activities of such Bank or Agent in such jurisdiction) or, in the case of each Bank, in which its Applicable Lending Office is located (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities, whether or not required to be deducted from any such payment, being hereinafter referred to as "Taxes"). If either Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Bank or Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.04) such Bank or Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions,
(iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and
(iv) such Borrower shall furnish to the Administrative Agent, at its address referred to in Section 10.01, the original or a certified copy of a receipt evidencing payment thereof.

        (b) In addition, the Borrowers agree to pay any present or future stamp or documentary taxes and any other excise or property taxes, or charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note (hereinafter referred to as "Other Taxes").

        (c) The relevant Borrower agrees to indemnify each Bank and Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.04) paid by such Bank or Agent (as the case may
be) and any penalties, interest and expenses arising therefrom or with respect thereto. This indemnification shall be made within 15 days from the date such Bank or Agent (as the case may be) makes demand therefor.

        (d) Each Bank or Agent organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank or Agent listed on the signature pages hereof and on or prior to the date on which it becomes a Bank or Agent in the case of each other Bank and Agent, and from time to time thereafter if requested in writing by a Borrower (but only so long as such Bank or Agent remains lawfully able to do so), shall provide such Borrower with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, validly certifying that such Bank or Agent is entitled to benefits under an income tax treaty to which the United States is a party which exempts from withholding tax, or reduces the rate of withholding tax on, payments hereunder or under any Notes or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States. If the form provided by a Bank or Agent at the time such Bank or Agent first becomes a party to this Agreement indicates a United States withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from "Taxes" as defined in Section 8.04(a) imposed by the United States.

        (e) For any period with respect to which a Bank or Agent has failed to provide either Borrower with the appropriate valid form pursuant to Section 8.04(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a valid form originally was required to be provided), such Bank or Agent shall not be entitled to indemnification by such Borrower under Section 8.04(a) with respect to Taxes imposed by the United States; PROVIDED that should a Bank or Agent, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, such Borrower shall take such steps as such Bank or Agent shall reasonably request to assist such Bank or Agent to recover such Taxes.

        (f) If either Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section 8.04, then such Bank will change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Bank, is not otherwise disadvantageous to such Bank.

        SECTION 8.05. DOMESTIC LOANS SUBSTITUTED FOR AFFECTED EURO-DOLLAR LOANS. If (i) the obligation of any Bank to make Euro-Dollar Loans to either Borrower has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03 or 8.04 with respect to its Euro-Dollar Loans to either Borrower and the relevant Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies such Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:

        (a) all Loans to such Borrower which would otherwise be made by such Bank as Euro-Dollar Loans shall be made instead as Domestic Loans (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and

        (b) after each of its Euro-Dollar Loans to such Borrower has been repaid, all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Domestic Loans to such Borrower instead.

        SECTION 8.06. DETERMINATIONS TO BE REASONABLE AND NOT DISCRIMINATORY. Determinations and allocations by any Bank for purposes of this Article VIII or Section 2.13 as to the effect of any Regulatory Change (or the effect of reserves maintained pursuant thereto) on its costs or rate of return, or on amounts receivable by it in respect of Loans, and as to the amounts required to compensate such Bank under this Article VIII or Section 2.13, shall be conclusive, PROVIDED that (i) such determinations and allocations are made on a reasonable basis and (ii) such Bank treats the Loans outstanding hereunder no less favorably than it treats loans of the same type outstanding to other borrowers at the time of such determination.


                                  ARTICLE IX

                                   GUARANTY

        SECTION 9.01. THE GUARANTY. The Company hereby unconditionally guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Note issued by MDFS pursuant to this Agreement, and the full and punctual payment of all other amounts payable by MDFS under this Agreement. Upon failure by MDFS to pay punctually any such amount, the Company shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement.

        SECTION 9.02. GUARANTY UNCONDITIONAL. The obligations of the Company under this Article IX shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

        (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of MDFS under this Agreement or any Note, by operation of law or otherwise;

       (ii) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of MDFS under this Agreement or any Note;

      (iii) any change in MDFS's ownership of 100% of the outstanding common stock of the Company or any change in the corporate existence, structure or ownership of MDFS, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting MDFS or its assets or any resulting release or discharge of any obligation of MDFS contained in this Agreement or any Note;

       (iv) the existence of any claim, set-off or other rights which the Company may have at any time against MDFS, any Agent, any Bank or any other Person, whether in connection herewith or any unrelated transactions,

   PROVIDED that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

        (v) any invalidity or unenforceability relating to or against MDFS for any reason of this Agreement or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by MDFS of the principal of or interest on any Note or any other amount payable by it under this Agreement; or

       (vi) any other act or omission to act or delay of any kind by MDFS, any Agent, any Bank or any other Person or any other circumstance whatsoever which might, but for the provisions of this Section, constitute a legal or equitable discharge of the Company's obligations hereunder.

        SECTION 9.03. DISCHARGE ONLY UPON PAYMENT IN FULL; REINSTATEMENT IN CERTAIN CIRCUMSTANCES. The Company's obligations under this Article IX shall remain in full force and effect until the Commitments shall have terminated and the principal of and interest on MDFS's Notes and all other amounts payable by MDFS under this Agreement shall have been paid in full. If at any time any payment of the principal of or interest on any Note of MDFS or any other amount payable by MDFS under this Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of MDFS or otherwise, the Company's obligations under this
Article IX with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

        SECTION 9.04. WAIVER BY THE COMPANY. The Company irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against MDFS or any other Person. The Company also waives any right it might otherwise have under any applicable law to revoke its guarantee under this Article IX as to subsequent transactions.

        SECTION 9.05. SUBROGATION. The Company irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder to be subrogated to the rights of the payee against MDFS with respect to such payment or against any direct or indirect security therefor, or otherwise to be reimbursed, indemnified or exonerated by or for the account of MDFS in respect thereof.

        SECTION 9.06. STAY OF ACCELERATION. If acceleration of the time for payment of any amount payable by MDFS under this Agreement or its Notes is stayed upon insolvency, bankruptcy or reorganization of MDFS, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Company hereunder forthwith on demand by the Documentation Agent made at the request of the Required Banks.


                                   ARTICLE X

                                 MISCELLANEOUS

        SECTION 10.01. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of either Borrower or any Agent, at its address, facsimile number or telex number set forth on the signature pages hereof, (y) in the case of any Bank, at its address or telex number set forth in its Administrative Questionnaire or its facsimile number set forth on the signature pages below or (z) in the case of any party, such other address, facsimile number or telex number as such party may hereafter specify for the purpose by notice to the Administrative Agent, the Documentation Agent and the Borrowers. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answer back is received,
(ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; PROVIDED that notices to the Administrative Agent under Article II or
Article VIII shall not be effective until received.

        SECTION 10.02. NO WAIVERS. No failure or delay by any Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

        SECTION 10.03. EXPENSES; INDEMNIFICATION. (a) The Company agrees to pay (i) all reasonable out-of-pocket expenses of the Documentation Agent, including reasonable fees and disbursements of special counsel for the Documentation Agent, in connection with the preparation and administration of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by each Agent and each Bank, including fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

        (b) The Borrowers jointly and severally agree to indemnify each Agent and Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, settlement costs and the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; PROVIDED that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction; and PROVIDED FURTHER that this subsection (b) shall not apply to any such liabilities, losses, damages, costs and expenses arising from any legal action brought by either Borrower to enforce its rights under this Agreement unless such Borrower loses such action.

        SECTION 10.04. SHARING OF SET-OFFS. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to the Note of either Borrower held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to the Note of such Borrower held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes of such Borrower held by the Banks shall be shared by the Banks pro rata; PROVIDED that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of such Borrower other than its indebtedness hereunder. Each Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note of such Borrower, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Borrower in the amount of such participation.

        SECTION 10.05. AMENDMENTS AND WAIVERS. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrowers and the Required Banks (and, if the rights or duties of any Agent or any Swingline Bank are affected thereby, by such Agent or such Swingline Bank, as the case may be); PROVIDED that no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Syndicated Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or the Swingline Commitment of any Swingline Bank, or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for the termination of any Commitment or (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement.

        SECTION 10.06. SUCCESSORS AND ASSIGNS. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither Borrower may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

        (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Syndicated Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrowers and the Agents, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrowers and the Agents shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii), or (iii) of Section 10.05 without the consent of the Participant. The Borrowers agree that each Participant shall, to the extent provided in its participation agreement (but subject to subsection (e) of this Section), be entitled to the benefits of

Article VIII with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

        (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit D hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Company, which consent shall not be unreasonably withheld, and each Swingline Bank, with notice to the Administrative Agent and the Documentation Agent; PROVIDED that, if an Assignee is an affiliate of such transferor Bank having a rating of BBB+ or higher, or Baa1 or higher, by any two of S&P, Moody's and D&P, no such consent shall be required. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Syndicated Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection
(c), the transferor Bank, the Administrative Agent, the Documentation Agent and the Borrowers shall make appropriate arrangements so that, if required, new Notes are issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $2,500. If the Assignee is not incorporated under the laws of the United States or a State thereof, it shall deliver to the Company and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.04.

        (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

        (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 or 8.04 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Company's prior written consent or by reason of the provisions of Section 8.02, 8.03 or 8.04 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

        SECTION 10.07. COLLATERAL. Each of the Banks represents to the Agents and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

        SECTION 10.08. GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. Each Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

        SECTION 10.09. COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective upon receipt by the Documentation Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Documentation Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party).

        SECTION 10.10. WAIVER OF JURY TRIAL. EACH OF THE BORROWERS, THE AGENTS AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                       MCDONNELL DOUGLAS
                       FINANCE CORPORATION



                       By /s/ Thomas J. Lawlor, Jr.
                          Title: Sr. V.P. - Chief
                                 Financial Officer
                       4060 Lakewood Boulevard
                       Long Beach, CA   90808-1700
                       Facsimile number:  310-627-3284



                       MCDONNELL DOUGLAS FINANCIAL
                       SERVICES CORPORATION



                       By /s/ Thomas J. Lawlor, Jr
                          Title: Sr. V.P. - Chief
                                 Financial Officer
                       4060 Lakewood Boulevard
                       Long Beach, CA   90808-1700
                       Facsimile number:  310-627-3284

Syndicated
Commitments


$25,000,000        MORGAN GUARANTY TRUST COMPANY OF
				NEW YORK



                       By /s/ Diana H. Imhoff
                          Title:  Associate




$25,000,000            THE BANK OF NEW YORK



                       By /s/ Olayinka Bamgbose
                          Title:  Assistant Vice President




$25,000,000            THE CHASE MANHATTAN BANK, N.A.



                       By /s/ Luca Bettini
                          Title: Vice President




$25,000,000            THE INDUSTRIAL BANK OF JAPAN, LTD



                       By /s/ Toshinari Iyoda
                          Title:  Senior Vice President



$20,000,000            BANK OF AMERICA NATIONAL TRUST AND
                         SAVINGS ASSOCIATION



                       By /s/ Yvonne C. Dennis
                          Title:  Vice President




$20,000,000            BANK OF MONTREAL

                       By /s/ Richard W. Camm
                          Title: Senior Manager, Credit




$20,000,000            CHEMICAL BANK



                       By /s/ Richard W. Stewart
                          Title:  Vice President




$20,000,000            NATIONAL WESTMINSTER BANK PLC



                       By /s/ Stephen J. Sayre
                            Title:  Vice President



$20,000,000            THE FIRST NATIONAL BANK OF CHICAGO



                       By /s/ Gerald F. Mackin
                            Title:  Vice President



$20,000,000            THE LONG-TERM CREDIT BANK OF JAPAN,
                         LTD.



                       By /s/ Motokazu Uematsu
                            Title:  Deputy General Manager






_________________

Total Syndicated
Commitments

$220,000,000
=================

                         MORGAN GUARANTY TRUST COMPANY
                           OF NEW YORK, as Agent




                         By  /s/ Diana H. Imhoff
                           Title:  Associate
                         60 Wall Street
                         New York, New York  10260-0060
                         Attention:  Diana Imhof
                         Telex number:  177615
                         Facsimile number:  212-648-5014



                         THE CHASE MANHATTAN BANK, N.A.,
                           as Agent


                         By /s/ Luca Bettini
                            Title: Vice President
                         1 Chase Manhattan Plaza
                         New York, New York  10081
                         Attention:  Kirk Simonetti
                         Facsimile number:  718-242-6909

                               PRICING SCHEDULE


        The "LIBOR Margin" and "Commitment Fee Rate" for any day are the respective percentages set forth below in the applicable row under the column corresponding to the Status and Usage that exists on such day:

---------------------------------------------------------------------
   Status                   Level I        Level II       Level III
---------------------------------------------------------------------
LIBOR Margin
 Usage less than or
    equal to 50%            0.35%          0.375%         0.4375%

 Usage more than 50%        0.35%          0.375%         0.45%

Commitment Fee Rate         0.10%          0.125%         0.15%


----------------------------------------------------------------------
                            Level IV       Level V        Level VI
----------------------------------------------------------------------
LIBOR Margin
 Usage less than or
   equal to 50%             0.50%          0.625%         0.75%
 Usage more than 50%        0.55%          0.6875%        1.00%

Commitment Fee Rate         0.20%          0.225%         0.3125%


        For purposes of this Schedule, the following terms have the following meanings:

        "Level I Status" exists at any date if, at such date, the Company's long-term debt is rated A or higher by S&P or A2 or higher by Moody's.

        "Level II Status" exists at any date if, at such date, (i) the Company's long-term debt is rated A- or higher by S&P or A3 or higher by Moody's and (ii) Level I Status does not exist.

        "Level III Status" exists at any date if, at such date, (i) the Company's long-term debt is rated BBB+ or higher by S&P or Baa1 or higher by Moody's and (ii) neither Level I Status nor Level II Status exists.

        "Level IV Status" exists at any date if, at such date, (i) the Company's long-term debt is rated BBB or higher by S&P or Baa2 or higher by Moody's and (ii) none of Level I Status, Level II Status and Level III Status exists.

        "Level V Status" exists at any date if, at such date, (i) the Company's long-term debt is rated BBB- or higher by S&P or Baa3 or higher by Moody's and (ii) none of Level I Status, Level II Status, Level III Status or Level IV Status exists.

        "Level VI Status" exists at any date if, at such date, no other Status exists.

        "Moody's" means Moody's Investors Service, Inc.

        "S&P" means Standard and Poor's Ratings Group.

        "Status" means, at any date, whichever of Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status or Level VI Status exists at such date.

        "Usage" means at any date the percentage equivalent of a fraction (i) the numerator of which is the aggregate outstanding principal amount of the Syndicated Loans and Swingline Loans at such date, after giving effect to any borrowing or payment on such date, and (ii) the denominator of which is the aggregate amount of the Syndicated Commitments at such date, after giving effect to any reduction of the Syndicated Commitments on such date. For purposes of this Schedule, if for any reason any Loans remain outstanding after termination of the Commitments, the Usage for each date on or after the date of such termination shall be deemed to be greater than 50%.

        The credit ratings to be utilized for purposes of determining a Status are the publicly announced ratings assigned to unsecured senior obligations of the Company without third party credit support (the "Long-Term Securities"). Ratings assigned to any obligation which is secured or which has the benefit of third party credit support shall be disregarded. Notwithstanding the foregoing two sentences, if the obligations of the Company under this Agreement and its Notes are hereafter secured or entitled to the benefit of any third party credit support, then the credit ratings utilized in determining a Status shall, if the Company so requests by written notice to the Documentation Agent, be the ratings assigned to any other senior obligations of the Company that are secured by the same collateral or entitled to the benefit of the same third party credit support, in each case equally and ratably with the obligations of the Company under this Agreement and the Notes (and such obligations shall be "Long-Term Securities" for purposes of the next succeeding paragraph).

        For purposes of determining Status, if at any date the rating of the Long-Term Securities by Moody's shall be higher or lower than the comparable rating by S&P by two or more rating levels (it being understood that for these purposes an S&P rating of A+ is comparable to a Moody's rating of A1, an S&P rating of A is comparable to a Moody's rating of A2, and so forth), then the rating of the Long-Term Securities by each of Moody's and S&P shall be deemed to be one rating level above the lower of the two actual ratings.

			                                   EXHIBIT A



                                     NOTE


                        		             New York, New York
		                                     ____________, 199_


        For value received, [name of Borrower], a Delaware corporation (the "Borrower"), promises to pay to the order of _________ (the "Bank"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the last day of the Interest Period relating to such Loan. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of The Chase Manhattan Bank, N.A., 1 Chase Manhattan Plaza, New York, New York 10081.

        All Loans made to the Borrower by the Bank, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; PROVIDED that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

        This note is one of the Notes referred to in the Credit Agreement dated as of September 29, 1994 among McDonnell Douglas Finance Corporation, McDonnell Douglas Financial Services Corporation, the banks listed on the signature pages thereof and The Chase Manhattan Bank, N.A., and Morgan Guaranty Trust Company of New York, as Agents (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.


                            [NAME OF BORROWER]



                            By________________________
                               Title:

                                 Note (cont'd)


                        LOANS AND PAYMENTS OF PRINCIPAL

__________________________________________________________________

                              Amount of
        Amount of   Type of   Principal    Maturity   Notation
   Date         Loan       Loan     Repaid        Date      Made By
__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

                                           EXHIBIT B



                                  OPINION OF
                           COUNSEL FOR THE BORROWERS







To the Banks and the Agents
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Documentation Agent
60 Wall Street
New York, New York  10260

Dear Sirs:

        I have acted as counsel for McDonnell Douglas Finance Corporation and McDonnell Douglas Financial Services Corporation (the "Borrowers" and each one a "Borrower") in connection with the Credit Agreement dated as of September 29, 1994 (the "Credit Agreement") among the Borrowers, the banks listed on the signature pages thereof and The Chase Manhattan Bank, N.A., and Morgan Guaranty Trust Company of New York, as Agents (the "Agents"). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined. This opinion is being rendered to you at the request of my clients pursuant to Section 3.01(b) of the Credit Agreement.

        I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

        With your consent I have relied, with respect to certain factual matters, upon certificates of officers of the Borrowers and the representations and warranties of the Borrowers set forth in the Credit Agreement. I have assumed the genuineness of all signatures by all parties other than the Borrowers and the authenticity of all documents submitted to me as originals and the conformity with originals of all documents submitted to me as copies.

        Whenever a statement herein is qualified by "to the best of my knowledge", "known to me" or a similar phrase, it is intended to indicate that I do not have current actual knowledge of the inaccuracy of such statement. However, except as otherwise expressly indicated, I have not undertaken any independent investigation to determine the accuracy of such statement, and any limited inquiry undertaken by me during the preparation of this opinion should not be regarded as such an investigation. No inference as to my knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of my representation of the Borrowers.

        I am opining herein as to the effect on the Credit Agreement and the Notes only of the federal laws of the United States, the laws of the State of California and the General Corporation Law of the State of Delaware, and I express no opinion with respect to the laws of any other jurisdiction.

        Upon the basis of the foregoing, I am, as of the date hereof and subject to all qualifications, assumptions, limitations and exceptions set forth in this letter, of the opinion that:

        1. Each Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and has all corporate powers and, to the best of my knowledge, all governmental licenses, authorizations, consents and approvals required to carry on its business in all material respects as now conducted.

        2. The execution, delivery and performance by each Borrower of the Credit Agreement and its Notes are within such Borrower's corporate powers, have been duly authorized by all necessary corporate action, and, to the best of my knowledge, require no action by or in respect of, or filing with, any governmental body, agency or official (except that the Credit Agreement may be required to be filed by the Company with the Securities and Exchange Commission ("SEC")), and do not contravene, or constitute a default under, any provision of applicable law or regulation known to me or of the certificate of incorporation or by-laws of such Borrower or of any material agreement, judgment, injunction, order, decree or other instrument known to me and binding upon such Borrower or any of its Subsidiaries or result in the creation or imposition of any Lien on any material asset of such Borrower or any of its Subsidiaries.

        3. The Credit Agreement constitutes a valid and binding agreement of each Borrower and the Notes of each Borrower, when money has been loaned to such Borrower thereunder in accordance with the Credit Agreement, will constitute valid and binding obligations of such Borrower, in each case enforceable in accordance with its terms (except as limited hereinbelow).

        4. Except as disclosed in the reports listed in Section 4.11 of the Credit Agreement, there is no action, suit or proceeding pending against, or to the best of my knowledge threatened against, either Borrower or any of its Subsidiaries (i) seeking to enjoin or prevent the making or maintenance of any of the Loans or which in any manner draws into question the validity of the Credit Agreement or the Notes; or (ii) that is required to be disclosed as material litigation under the requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the SEC thereunder or would be required to be so disclosed if a Form 10-K were required to be filed under the Exchange Act on the date hereof.

        5. The Credit Agreement provides that the Credit Agreement and the Notes are to be governed by and construed in accordance with the laws of the State of New York. As between the Banks and the Borrowers, the choice of New York law to govern the Credit Agreement and the Notes should be upheld as a valid choice of law in any action in a court of competent jurisdiction within the State of California, provided that such court may apply local procedural rules applicable to such court. Even if such a court were to apply California law as the governing law, however, I would give the opinion set forth in paragraph 3 above (subject to all qualifications, assumptions, limitations and exceptions set forth in this letter). This opinion does not cover any legal actions brought in courts outside of the United States.

        My opinion in paragraph 3 above is subject to (a) bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (b) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law and (c) the unenforceability under certain circumstance of provisions indemnifying a party for its own violations of securities laws. Further, I express no opinion as to the application or effect of any applicable fraudulent conveyance, fraudulent transfer, fraudulent obligation or preferential transfer laws or any laws governing the distribution of assets of a company to its shareholder or any usury laws.

        I assume that (i) each Bank is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) the Credit Agreement has been duly authorized, executed and delivered by each Bank, (iii) the Credit Agreement constitutes or will constitute the legally valid and binding agreement of each Bank in accordance with their terms, subject to the same exceptions (a), (b) and (c) set forth in the preceding paragraph, and (iv) each Bank has the requisite corporate or other organizational power and authority to perform its obligations under such agreement.

        This opinion is rendered only to you and is solely for your benefit in connection with the above transactions. This opinion may not be relied upon for any other purpose, or relied upon by any other person, firm or corporation for any purpose without my prior written consent. This opinion is given on behalf of the Borrowers by their in-house legal department, acting as corporate counsel, and no individual including the undersigned shall have personal liability for the contents hereof.


                          Very truly yours,

                                                EXHIBIT C




                                  OPINION OF
                    DAVIS POLK & WARDWELL, SPECIAL COUNSEL
                            FOR THE DOCUMENTATION AGENT






To the Banks and the Agents
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Documentation Agent
60 Wall Street
New York, New York  10260

Dear Sirs:

        We have participated in the preparation of the Credit Agreement dated as of September 29, 1994 (the "Credit Agreement") among McDonnell Douglas Finance Corporation and McDonnell Douglas Financial Services Corporation (each a "Borrower"), the banks listed on the signature pages thereof (the "Banks") and The Chase Manhattan Bank, N.A., and Morgan Guaranty Trust Company of New York, as Agents (the "Agents"), and have acted as special counsel for Morgan Guaranty Trust Company of New York as Documentation Agent for the purpose of rendering this opinion pursuant to Section 3.01(c) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

        We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

        Upon the basis of the foregoing, we are of the opinion that:

        1. The execution, delivery and performance by each Borrower of the Credit Agreement and its Notes are within such Borrower's corporate powers and have been duly authorized by all necessary corporate action.

        2. The Credit Agreement constitutes a valid and binding agreement of each Borrower and the Notes of each Borrower constitute valid and binding obligations of such Borrower, in each case enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

        We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. In giving the foregoing opinion, we express no opinion (i) as to the effect (if any) of any law of any jurisdiction (except the State of New
York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect and (ii) as to the application of any applicable fraudulent conveyance, fraudulent transfer or fraudulent obligation law or as to the effect thereof on the validity, binding effect and enforceability of the guaranty provided by the Company under the Credit Agreement.

        This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent.

                            Very truly yours,

                                             EXHIBIT D



                      ASSIGNMENT AND ASSUMPTION AGREEMENT




        AGREEMENT dated as of _________, 19__ among [ASSIGNOR] (the "Assignor"), [ASSIGNEE] (the "Assignee"), and MCDONNELL DOUGLAS FINANCE CORPORATION (the "Company") and MCDONNELL DOUGLAS FINANCIAL SERVICES CORPORATION ("MDFS", and together with the Company, the "Borrowers" and each a "Borrower").


                              W I T N E S S E T H


        WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to the Credit Agreement dated as of September 29, 1994 among the Borrowers, the Assignor and the other Banks party thereto, as Banks, and The Chase Manhattan Bank, N.A., and Morgan Guaranty Trust Company of New York, as Agents (the "Credit Agreement");

        WHEREAS, as provided under the Credit Agreement, the Assignor has a Syndicated Commitment to make Syndicated Loans to the Borrowers in an aggregate principal amount at any time outstanding not to exceed $__________, PROVIDED that the aggregate outstanding principal amount of the Assignor's Syndicated Loans to MDFS may not at any time exceed 7.28% of such Syndicated Commitment;

        WHEREAS, Syndicated Loans made by the Assignor under the Credit Agreement in the aggregate principal amount of (i) $__________ are outstanding to the Company and (ii) $_______ are outstanding to MDFS, at the date hereof; and

        WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Syndicated Commitment thereunder in an amount equal to $__________ (the "Assigned Amount"), together with a corresponding portion of each of its outstanding Syndicated Loans, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

        NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

        SECTION 1. DEFINITIONS. All capitalized terms not otherwise defined herein have the respective meanings set forth in the Credit Agreement.

        SECTION 2. ASSIGNMENT. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of each of the Syndicated Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee and the Borrowers and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Syndicated Commitment in an amount equal to the Assigned Amount, and (ii) the Syndicated Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

        SECTION 3. PAYMENTS. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them.(1) It is understood that commitment accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

        SECTION 4. CONSENT OF THE BORROWER. This Agreement is conditioned upon the consent of the Borrowers and each Swingline Bank pursuant to Section 10.06(c) of the Credit Agreement. The execution of this Agreement by the Borrowers is evidence of this consent. Pursuant to Section 10.06(c) each Borrower agrees to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.




(1) Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the assignor to the assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

        SECTION 5. NON-RELIANCE ON ASSIGNOR. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition or statements of the Borrowers, or the validity and enforceability of the obligations of the Borrowers in respect of the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrowers.

        SECTION 6. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

        SECTION 7. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.


                            [ASSIGNOR]


                            By_________________________
                              Title:



                            [ASSIGNEE]


                            By__________________________
                              Title:



                            MCDONNELL DOUGLAS
                              FINANCE CORPORATION


                            By__________________________
                              Title:


                            MCDONNELL DOUGLAS FINANCIAL
                              SERVICES CORPORATION


                            By__________________________
                              Title:

                            MORGAN GUARANTY TRUST COMPANY
				OF NEW YORK


                            By___________________________
                              Title:


                            THE CHASE MANHATTAN BANK, N.A.


                            By
                              Title:

                                             EXHIBIT E



                       FORM OF SUBORDINATION PROVISIONS


        Section 1401.  Securities Subordinated to Senior Indebtedness.

        The Company covenants and agrees, and each Holder of Securities, by his acceptance thereof, likewise covenants and agrees, that the indebtedness evidenced by the Securities and the payment of the principal of (and premium, if any) and interest on each and all of the Securities is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of Senior Indebtedness.

        Anything in this Indenture or in the Securities to the contrary notwithstanding, the indebtedness evidenced by the Securities shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to all Senior Indebtedness. Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of these subordination provisions irrespective of any amendment, modification or waiver of any term of Senior Indebtedness or extension or renewal of Senior Indebtedness.

        (a)(i) In the event the Company shall default in the payment of any Senior Indebtedness when the same becomes due and payable, whether at maturity or on a date fixed for prepayment or by declaration or otherwise, then, unless and until such default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property or securities or by set-off or otherwise) shall be made or agreed to be made on account of the principal of, premium, if any, or interest or any Additional Amounts on the Securities, or as a sinking fund for the Securities, or in respect of any redemption, retirement, purchase or other acquisition of any of the Securities.

        (ii) Upon the happening of an event of default with respect to any Senior Indebtedness, permitting the holders thereof to accelerate the maturity thereof (other than under circumstances when the terms of subdivision (a)(i) are applicable), then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property or securities or by set-off or otherwise) shall be made or agreed to be made on account of the principal of, or premium, if any, or interest or any Additional Amounts on any Securities, or as a sinking fund for the Securities, or in respect of any redemption, retirement, purchase or other acquisition of any of the Securities, during any period:

             (A) of 90 days after written notice of such default shall have been given to the Company by any holder of Senior Indebtedness; or

             (B) in which any judicial proceeding shall be pending in respect of such default and a notice of acceleration of the maturity of such Senior Indebtedness shall have been transmitted to the Company in respect of such default.

        (b)  In the event of

             (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Company, its creditors or its property,

            (ii) any proceeding for the liquidation, dissolution or other winding-up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings,

           (iii) any assignment by the Company for the benefit of creditors, or

            (iv)  any other marshalling of the assets of the Company,

   all Senior Indebtedness (including any interest accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made to any Holder of Securities on account of the Securities.
   Any payment or distribution, whether in cash, securities or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Article Fourteen with respect to the Securities, to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for the provisions of this Article Fourteen) by payable or deliverable in respect of the Securities shall be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall have been paid in full.

        (c) In the event that any Security shall be declared due and payable as the result of the occurrence of any one or more defaults in respect thereof, under circumstances when the terms of subdivision (b) are not applicable, no payment shall be made in respect of any Securities unless and until all Senior Indebtedness shall have been paid in full or such declaration and its consequences shall have been rescinded and all such defaults shall have been remedied or waived.

        (d) If any payment or distribution of any character or any security, whether in cash, securities or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the provisions of this Article Fourteen with respect to the Securities, to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), shall be received by any Holder of Securities in contravention of any of the terms hereof and before all the Senior Indebtedness shall have been paid in full, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all the Senior Indebtedness remaining unpaid, to the extent necessary to pay all such Senior Indebtedness remaining unpaid, to the extent necessary to pay all such Senior Indebtedness in full. In the event of the failure of any Holder of Securities to endorse or assign any such payment, distribution or security, each holder of Senior Indebtedness is hereby irrevocably authorized to endorse or assign the same.

        (e) Nothing contained herein shall impair, as between the Company and the Holder of any Securities, the obligation of the Company to pay to the Holder thereof the principal thereof and interest thereon as and when the same shall become due and payable in accordance with the terms of such Security, or prevent the Holder of any Securities from exercising all rights, powers and remedies otherwise permitted by applicable law or pursuant to the terms of this Indenture and the Security, upon a default or Event of Default under this Indenture, all subject to the rights of the holders of the Senior Indebtedness to receive cash, securities or other property otherwise payable or deliverable to the Holders of the Securities.

        (f) Senior Indebtedness shall not be deemed to have been paid in full unless the holders thereof shall have received cash equal to the amount of such Senior Indebtedness then outstanding. Upon the payment in full of all Senior Indebtedness, the Holders of Securities shall be subrogated to all rights of any holders of Senior Indebtedness to receive any further payments to distributions applicable to the Senior Indebtedness until all amounts owing on the Securities shall have been paid in full, and such payments or distributions received by the holders of the Securities by reason of such subrogation, of cash, securities or other property which otherwise would be paid or distributed to the holders of Senior Indebtedness, shall, as between the Company and its creditors other than the holders of Senior Indebtedness, on the one hand, and the Holders of Securities, on the other hand, be deemed to be a payment by the Company on account of Senior Indebtedness and not on account of Securities.

        The Company shall given prompt written notice to the Trustee of any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Company within the meaning of this Section 1401. Upon any payment or distribution of assets of the Company referred to in this Article Fourteen, the Trustee, subject to the provisions of Section 601, and the Holders of Securities shall be entitled to rely upon a certificate of the Trustee in bankruptcy, receiver, assignee for the benefit of creditors or other liquidating agent making such payments or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Fourteen.

        In the event that the Trustee determines, in good faith, that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Section 1401, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, as to the extent to which such person is entitled to participate in such payment or distribution, and as to other facts pertinent to the rights of such person under this Section 1401, and if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

        Section 1402.  Effectuation of Subordination by Trustee.

        Each Holder of Securities, by his acceptance thereof, authorizes and directs the Trustee in his behalf to take such action as may be necessary or appropriate to effectuate, as between the Holders of the Securities the holders of Senior Indebtedness, the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

        Section 1403.  Knowledge of Trustee.

        Nothing contained in this Article Fourteen or elsewhere in this Indenture, shall (a) prevent the Company from setting aside in trust or depositing with the Trustee or any Paying Agent, at any time except during the pendency of any of the proceedings or upon the happening or during the pendency of any of the proceedings or upon the happenings or continuance of any of the events referred to in Section 1401, moneys for the payment of principal of, or premium, if any, or interest on, the Securities, or (b) prevent the application by the Trustee or Paying Agent of any moneys deposited with it hereunder by or on behalf of the Company to the payment of or on account of the principal of, or the premium, if any, or interest on the Securities, if the Trustee or the Paying Agent, as the case may be, did not have written notice of any event prohibiting such application by the close of business on the Business Day immediately prior to the date of such application.

        Notwithstanding the provisions of this Article or any other provisions of this Indenture, the Trustee shall not be charged with knowledge of the existence of any Senior Indebtedness or of any default or event of default with respect to any Senior Indebtedness or any fact or facts which would prohibit the making of any payment of moneys to or by the Trustee, or the taking of any other action by the Trustee, unless and until the Trustee shall have received written notice thereof from the Company, any Holder of Securities, any paying or conversion agent of the Company or the holder or representative of any class of Senior Indebtedness who shall have been certified by the Company or otherwise established to the reasonable satisfaction of the Trustee to be such holder or representative or by the trustee under any indenture pursuant to which Senior Indebtedness shall be outstanding.

        Section 1404.  Trustee's Relation to Senior Indebtedness.

        The Trustee shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness at the time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in Section 613 or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article Fourteen shall apply to claims of or payment to the Trustee under or pursuant to Section 607.

        With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee and the Trustee shall not be liable to any holder of Senior Indebtedness if it shall pay over or deliver to Holders, the company or any other Person monies or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.

        Section 1405.  Rights of Holders of Senior Indebtedness Not Impaired.


        No right of any present or future holder of any Senior Indebtedness to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

                              RELATED DEFINITIONS

        "Additional Amounts" means any additional amounts which are required by a Security or by or pursuant to a Board Resolution, under circumstances specified therein, to be paid by the Company in respect of such security.

        "Indenture" means the indenture or other document under which the Subordinated Debt is outstanding.(1)

        "Securities" means the securities evidencing the Subordinated Debt.

        "Senior Indebtedness" means all of the indebtedness of, or guaranteed by, the Company for borrowed money (including the principal of, premium, if any, or interest on any such borrowed money and any commitment fees for unborrowed amounts which, if borrowed, would constitute Senior Indebtedness), whether currently outstanding or hereafter incurred, unless, under the instrument evidencing the same or under which the same is outstanding, it is expressly provided that such indebtedness is subordinate to other indebtedness and obligations of the Company.

        "Trustee" means the trustee under the Indenture.(2)










        (1) If the Subordinated Debt is not issued under an Indenture, references to the Indenture and the Trustee should be modified or deleted as appropriate.

	(2) If the Subordinate Debt is not issued under an Indenture, references to the Indenture and the Trustee should be modified or deleted as appropriate.

        	                                     EXHIBIT F



                              MAJOR SUBSIDIARIES


MDFC Equipment Leasing Corporation

MDFC Loan Corporation

McDonnell Douglas Overseas Finance Corporation

McDonnell Douglas Aircraft Finance Corporation